                                                                   EXHIBIT 10.50

                                      LEASE

LANDLORD:   JUBILEE - SPRINGDALE, LLC
            1798 FREBIS AVENUE
            COLUMBUS, OHIO 43206-3764

TENANT:     SHONAC CORPORATION DBA
            DSW SHOE WAREHOUSE
            1675 WATKINS ROAD
            COLUMBUS, OHIO 43207

PREMISES:   _________EAST KEMPER ROAD
            SPRINGDALE, OHIO 45246

                                TABLE OF CONTENTS

                                                                                                Page
                                                                                                ----
SECTION 1. PREMISES ........................................................................       1

SECTION 2. TERM ............................................................................       1

SECTION 3. COMMENCEMENT DATE ...............................................................       1

SECTION 4. RENEWAL OPTIONS .................................................................       3

SECTION 5. MINIMUM RENT ....................................................................       4

SECTION 6. PERCENTAGE RENT .................................................................       5

SECTION 7. SECURITY DEPOSIT - DELETED BY INTENTION .........................................       6

SECTION 8. RIGHT TO REMODEL ................................................................       6

SECTION 9. UTILITIES .......................................................................       7

SECTION 10. GLASS ..........................................................................       8

SECTION 11. PERSONAL PROPERTY ..............................................................       8

SECTION 12. RIGHT TO MORTGAGE ..............................................................       8

SECTION 13. SUBLEASE OR ASSIGNMENT .........................................................       9

SECTION 14. COMMON AREAS ...................................................................      10

SECTION 15. OPERATION OF COMMON AREAS ......................................................      11

SECTION 16. COMMON AREA MAINTENANCE, TENANT'S SHARE ........................................      11

SECTION 17. EMINENT DOMAIN .................................................................      13

SECTION 18. TENANT'S TAXES .................................................................      14

SECTION 19. RISK OF GOODS ..................................................................      14

SECTION 20. USE AND OCCUPANCY ..............................................................      14

SECTION 21. NUISANCES ......................................................................      16

SECTION 22. WASTE AND REFUSE REMOVAL .......................................................      16

SECTION 23. FIRE AND CASUALTY ..............................................................      16

SECTION 24. LANDLORD REPAIRS ...............................................................      18

SECTION 25. TENANT'S REPAIRS ...............................................................      18

SECTION 26. COVENANT OF TITLE AND PEACEFUL POSSESSION ......................................      19

SECTION 27. TENANT'S AND LANDLORD'S INSURANCE; INDEMNITY ...................................      20

SECTION 28. REAL ESTATE TAXES ..............................................................      22

SECTION 29. TENANT'S INSURANCE CONTRIBUTION ................................................      23

SECTION 30. FIXTURES .......................................................................      24

SECTION 31. SURRENDER ......................................................................      24

SECTION 32. HOLDING OVER ...................................................................      24

SECTION 33. NOTICE .........................................................................      24

SECTION 34. DEFAULT ........................................................................      25

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
SECTION 35. WAIVER OF SUBROGATION ..........................................................      28

SECTION 36. LIABILITY OF LANDLORD; EXCULPATION .............................................      28

SECTION 37. RIGHTS CUMULATIVE ..............................................................      29

SECTION 38. MITIGATION OF DAMAGES ..........................................................      29

SECTION 39. SIGNS ..........................................................................      29

SECTION 40. ENTIRE AGREEMENT ...............................................................      30

SECTION 41. LANDLORD'S LIEN - DELETED BY INTENTION .........................................      30

SECTION 42. BINDING UPON SUCCESSORS ........................................................      30

SECTION 43. HAZARDOUS SUBSTANCES ...........................................................      30

SECTION 44. TRANSFER OF INTEREST ...........................................................      32

SECTION 45. ACCESS TO PREMISES .............................................................      32

SECTION 46. HEADINGS .......................................................................      32

SECTION 47. NON-WAIVER .....................................................................      32

SECTION 48. SHORT FORM LEASE ........... ...................................................      32

SECTION 49. ESTOPPEL CERTIFICATE ...........................................................      33

SECTION 50. TENANT'S REIMBURSEMENT .........................................................      33

SECTION 51. TENANT'S TERMINATION RIGHT .....................................................      34

SECTION 52.  NO BROKER .....................................................................      34

EXHIBIT A     SHOPPING CENTER SITE PLAN
EXHIBIT A- 1  LEGAL DESCRIPTION
EXHIBIT A -2  DRAWING OF DEMISED PREMISES
EXHIBIT B     LANDLORD'S WORK
EXHIBIT C     TENANT'S WORK
EXHIBIT D     SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT
EXHIBIT E     EXCLUSIVES

                                      LEASE

      THIS AGREEMENT OF LEASE, made this 28th day of February, 2001, by and between Jubilee-Springdale, LLC, an Ohio limited liability company (hereinafter referred to as "Landlord"), with offices at 1798 Frebis Avenue, Columbus, Ohio 43206-3764 and Shonac Corporation dba DSW Shoe Warehouse with offices at 1675 Watkins Road, Columbus, Ohio 43207 (hereinafter referred to as "Tenant").

                                   WITNESSETH:

SECTION 1. PREMISES

      (a) Landlord, in consideration of the rents to be paid and covenants and agreements to be performed by Tenant, does hereby lease unto Tenant the premises (hereinafter referred to as the "premises" or "demised premises") in the Shopping Center (hereinafter referred to as the "Shopping Center"), at__________East Kemper Road in the City of Springdale, and State of Ohio, containing or to contain approximately 200,000 square feet of leasable space on
18.26 acres. The location, size, and area of the demised premises and of the Shopping Center shall be substantially as shown on Exhibit "A" attached hereto and made a part hereof. A legal description of the Shopping Center is shown on Exhibit "A-l" attached hereto and made a part hereof. Landlord shall not change the configuration of the Shopping Center so as to materially adversely affect access to, visibility of or parking for the premises without the prior written consent of Tenant.

      (b) The demised premises shall have a ground floor area of approximately 28,400 square feet, as shown on Exhibit "A-2" attached hereto and made a part hereof.

SECTION 2. TERM

      The term of this Lease shall be for a period of fifteen (15) years, beginning on the commencement date (as hereinafter defined), except that if the commencement date shall be a day other than the first day of a month, then the period of time between the commencement date and the first day of the month next following shall be added to the term of the Lease.

SECTION 3. COMMENCEMENT DATE

      (a) As herein used, the phrase "commencement date" shall mean the earlier of: (i) the day Tenant opens for business in the demised premises, or (ii) sixty
(60) days after Landlord has delivered to Tenant possession of the demised premises as same are to be substantially completed by Landlord ,and ready for occupancy, as in (b) below. Landlord agrees to deliver the demised premises to Tenant with Landlord's work completed between August 1, 2001 and October 1, 2001 (the "Delivery Period"). Landlord shall give Tenant notice (the "Estimated Delivery Notice") no later than June 1, 2001 of the status of Landlord's construction and the estimated date that Landlord shall deliver the Premises to Tenant with Landlord's Work substantially completed (the "Estimated Delivery Date"). Landlord may revise the Estimated Delivery Date any time prior to July 31, 2001 (the "Final Delivery Notice Date"), by which time Landlord shall have given Tenant a final notice (the "Final Delivery Notice") of a firm delivery date (the "Final Delivery Date") upon which the Landlord's work shall be completed and the demised premises delivered to Tenant. Upon the sending of the Final Delivery Notice, Landlord shall have no further right to modify the Final Delivery Date. Neither the Estimated Delivery Date nor the Final Delivery Date shall be (y) earlier than
(i) thirty (30) days after the date Tenant receives the Estimated Delivery Notice or the Final Delivery Notice, as applicable, or (ii) the first day of the Delivery Period or (z) later than the last day of the Delivery Period. If Landlord does not provide a Final Delivery Notice on or before the earlier of the Final Delivery Notice Date and thirty (30) days prior to the Estimated Delivery Date or if the date provided for in such Final Delivery Notice does not comply with the requirements of this Section 3(a), the Final Delivery Date shall be deemed to be the Estimated Delivery Date, provided such date complies with the requirements of this Section 3(a). If Landlord does not provide an Estimated Delivery Date on or before the Final Delivery Notice Date or if such date does not comply with the requirements of this Section 3(a), then the Final Delivery Date shall be deemed to be the last day of the Delivery Period, subject to force majeure. If Landlord does not deliver the demised premises to Tenant as required herein by October 1, 2001, Tenant may defer delivery until January 2, 2002.

      (b) Possession of the demised premises shall not be deemed to have been given to Tenant unless the demised premises are ready for the installation of Tenant's fixtures and finishing work by Tenant, and are free of any violation of laws, ordinances, regulations and building restrictions relating to the possession or use of or construction upon the demised premises. Landlord's work (if any) is listed on Exhibit "B", attached hereto and made a part hereof.

      (c) Prior to the date on which possession is delivered to Tenant as aforesaid, Tenant shall have the right to enter the demised premises at its own risk rent-free for the purpose of preparing for its occupancy, installing fixtures and equipment, and receiving merchandise and other property, provided that it does not unreasonably interfere with Landlord's construction activities. All work other than that to be performed by Landlord is to be done by Tenant within sixty (60) days after the date possession of the demised premises has been delivered to Tenant, at Tenant's expense in accordance with the provisions of this Lease and as set forth in the schedule entitled Description of Tenant's Work and attached hereto as Exhibit "C" and made a part hereof. All worked performed by Landlord and Tenant shall be in compliance with all applicable laws, rules and regulations in effect with respect thereto.

      (d) From the date upon which the demised premises are delivered to Tenant for its work until the commencement date of the lease term, Tenant shall observe and perform all of its obligations under this Lease (except its obligation to operate and to pay minimum rent, percentage rent, its pro rata share of maintenance costs, provided for in Section 16 hereof, its pro rata share of real estate taxes provided for in Section 28 hereof and its prorate share of insurance provided for in Section 29 hereof). In the event Tenant fails to open for business within sixty (60) days after the date possession of the demised premises has been delivered to Tenant, Landlord, in addition to any and all other available remedies, may require Tenant to pay to Landlord, in addition to minimum rent and all other additional rent and charges herein, as liquidated damages and not as a penalty, an amount equal to one-three hundred sixty five thousandths (1/365) of the annual minimum rent for each day such failure to open continues.

SECTION 4. RENEWAL OPTIONS

      (a) Provided Tenant has fully complied with all of the terms, provisions, and conditions on its part to be performed under this Lease and is not in default under this Lease, Tenant may, by giving written notice to the Landlord at least six (6) months on or before the expiration of the original term of this Lease, extend such term for a period of five (5) year(s) upon the same covenants and agreements as are herein set forth, except that the minimum rent during the first renewal term shall be increased to Fifty Six Thousand Eight Hundred Dollars and no/100 ($56,800.00) each month.

      (b) Provided Tenant has fully complied with all of the terms, provisions and conditions on its part to be performed under this Lease, is not in default under this Lease and has exercised its first option to renew hereunder, Tenant may, by giving written notice to the Landlord at least six (6) months on or before the expiration of the first extended term of this Lease, extend such term for an additional period of five (5)) year(s) upon the same covenants and agreements as the first extended term except that the minimum rent (as increased pursuant to subparagraph (a) above) during this second renewal term shall be further increased to Sixty One Thousand Five Hundred Thirty Three and 33/100 Dollars ($61,533.33) each month.

      (c) Provided Tenant has fully complied with all of the terms, provisions and conditions on its part to be performed under this Lease, is not in default under this Lease and has exercised its second option to renew hereunder, Tenant may, by giving written notice to the Landlord at least six (6) months on or before the expiration of the second extended term of this Lease, extend such term for an additional period of five (5) year(s) upon the same covenants and agreements as the second extended term except that the minimum rent (as increased pursuant to subparagraph (b) above) during this third renewal term shall be further increased to Sixty Six Thousand Two Hundred Sixty Six and 67/100 Dollars ($66,266.67) each month.

SECTION 5. MINIMUM RENT

      (a) Tenant agrees to pay to Landlord, as minimum rent for the demised premises, equal consecutive monthly installments of: (i) Thirty Five Thousand Five Hundred and 00/100 Dollars ($35,500.00), commencing on the commencement date, and continuing on the first day of each calendar month during years one
(1) through two (2) of the initial term of this Lease; and (ii) monthly installments of Forty Seven Thousand Three Hundred Thirty Three and 33/100 Dollars ($47,333.33) each calendar month during years three (3) through ten (10) of the initial term of this Lease; and (iii) monthly installments of Fifty Two Thousand Sixty Six and 67/100 Dollars ($52,066.67) each calendar month during years eleven (11) through fifteen (15) of the initial term of this Lease. All such rental shall be payable to Landlord in advance, without prior written notice or demand and without any right of deduction, abatement, counterclaim or offset whatsoever (unless specifically permitted in this Lease). In no event shall Tenant have the right to offset more than twenty-five percent (25%) of minimum rent in any calendar month, and Tenant shall have no right to offset against any additional rent other than any percentage rent payable hereunder. As used in this Lease, the term "minimum rent" means the minimum rent set forth in this subparagraph (a).

      (b) If the Lease term shall commence on a day other than the first day of a calendar month or shall end on a day other than the last day of a calendar month, the minimum rental for such first or last fractional month shall be such proportion of the monthly minimum rental as the number of days in such fractional month bears to the total number of days in such calendar month.

      (c) Until further notice to Tenant, all rental payable under this Lease shall be payable to Landlord and mailed to Landlord at 1798 Frebis Avenue, Columbus, Ohio 43206-3764.

      (d) In the event any sums required hereunder to be paid are not received on or before the fifth (5th) calendar day after the same are due, then, for each and every late payment, Tenant shall immediately pay, as additional rent, a service charge equal to Fifty Dollars ($50.00). Tenant shall pay an additional late charge in the same amount for each additional seven (7) day period after the same are due until such payment has been received by Landlord. The foregoing late charge is in addition to all default remedies of Landlord pursuant to Section 34 below.

SECTION 6. PERCENTAGE RENT

      (a) Tenant shall pay to Landlord as additional rent, a percentage rental of two percent (2%) annually of the "gross receipts" that exceed: (i) $10,650,000 Yrs. 1-2; (ii) $14,200,000 Yrs. 3-10; (iii) $15,620,000 Yrs. 11-15;
(iv) $17,040,000 1st Option; (v) $18,460,000 2nd Option; and (vi) $19,880,000
3rd Option.

      (b) For purposes hereof, a lease year shall consist of a consecutive twelve (12) calendar month period commencing on the commencement of the term of this Lease; provided, however, that if this Lease commences on a day other than the first day of a calendar month, then the first lease year shall consist of such fractional month plus the next succeeding twelve (12) full calendar months, and the last lease year shall consist of the period commencing from the end of the preceding lease year and ending with the end of the term of the Lease, whether by expiration of term or otherwise, In the event percentage rental shall commence to accrue on a day other than the first day of a lease year, the percentage rental for such lease year shall be adjusted on a pro rata basis, based upon the actual number of days in such lease year.

      (c) Each lease year shall constitute a separate accounting period, and the computation of percentage rental due for any one period shall be based on the gross receipts for such lease year.

      (d) The term "gross receipts" as used in this Lease is hereby defined to mean the gross dollar aggregate of all sales or rental or manufacture or production of merchandise and all services, income and other receipts whatsoever of all business conducted in, at or from any part of the demised premises, whether for cash, credit, check, charge account, gift or merchandise certificate purchased or for other disposition of value regardless of collection. Should any departments, divisions or parts of Lessee's business be conducted by any subleases, concessionaires, licensees, assignees or others, then there shall be included in Lessee's "gross sales," all "gross sales" of such department, division or part, whether the receipts be obtained at the demised premises or elsewhere in the same manner as if such business had been conducted by Lessee. Gross Receipts shall exclude the following: (i) any amount representing sales, use, excise or similar taxes; (ii) the amount of refunds, exchanges or returns by customers or allowances to customers.

      (e) The percentage rental, if any, shall be paid within ninety (90) days after the end of each lease year, accompanied by a statement in writing signed by Tenant setting forth its gross receipts from the sale of all items for such lease year. Tenant shall keep at its principal executive offices, where now or hereafter located, true and accurate accounts of all receipts from the demised premises. Landlord, its agents and accountants, shall have access to such records at any and all times during regular business hours for the purpose of examining or auditing the same. Tenant shall also furnish to Landlord any and all supporting data in its possession relating to gross sales and any deductions therefrom as Landlord may reasonably require. Landlord agrees to keep any information obtained therefrom confidential, except as may be required for Landlord's tax returns, or in the event of litigation or arbitration where such matters are material.

      (f) Tenant shall at all times maintain accurate records which shall be available for Landlord's inspection at any reasonable time.

      (g) If Landlord, for any reason, questions or disputes any statement of percentage rental prepared by Tenant, then Landlord, at its own expense, may employ such accountants as Landlord may select to audit and determine the amount of gross sales for the period or periods covered by such statements. If the report of the accountants employed by Landlord shall show any additional percentage rents payable by Tenant, then Tenant shall pay to Landlord such additional percentage rents plus interest at one (1) point over the prime rate, commencing on the date such percentage rentals should have been paid, within thirty (30) days after such report has been forwarded to Tenant, unless Tenant shall, within said thirty (30) day period, notify Landlord that Tenant questions or disputes the correctness of such report. In the event that Tenant questions or disputes the correctness of such report, the accountants employed by Tenant and the accountants employed by Landlord shall endeavor to reconcile the question(s) or dispute(s) within thirty (30) days after the notice from Tenant questioning or disputing the report of Landlord's accountants. In the event that it is finally determined by the parties that Tenant has understated percentage rent for any Lease year by three percent (3%) or more, Tenant shall pay the reasonable cost of the audit. Furthermore, if Tenant's gross sales cannot be verified due to the insufficiency or inadequacy of Tenant's records, then Tenant shall pay the cost of the audit. The cost of any audit resulting from failure to report percentage rent after written notification of default shall be at the sole cost of Tenant.

SECTION 7. SECURITY DEPOSIT - DELETED BY INTENTION

SECTION 8. RIGHT TO REMODEL

      Tenant may, at Tenant's expense, make non-structural repairs and alterations to the interior of the demised premises in accordance with all laws and in the exercise of good business judgement. Tenant may not make any interior structural changes to the premises without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed. Any exterior alteration may only be made by Tenant with the prior written approval of Landlord, which approval may be granted or withheld in Landlord's sole discretion. Any structural alteration may not diminish the market value of the demised premises. All plans for such remodeling shall be submitted to Landlord for endorsement of its approval prior to commencement of work. Upon Landlord's request, Tenant shall be obligated, if it remodels and/or alters the demised premises, to restore the demised premises upon vacating the same. Tenant will indemnify and save harmless the Landlord from and against all mechanics liens or claims by reason of repairs, alterations or improvements which may be made by Tenant to the demised premises. Inasmuch as any such alterations, additions or other work in or to the demised premises may constitute or create a hazard, inconvenience or annoyance to the public and other tenants in the Shopping Center, Tenant shall, if so directed in writing by Landlord, erect barricades, temporarily close the demised premises, or affected portion thereof, to the public or take whatever measures are necessary to protect the building containing the demised premises, the public and the other tenants of the Shopping Center for the duration of such alterations, additions or other work. If Landlord determines, in its sole judgment, that Tenant has failed to take any of such necessary protective measures, Landlord may do so and Tenant shall reimburse Landlord for the cost thereof within ten (10) days after Landlord bills Tenant therefor.

      All such work shall be performed lien free by Tenant. In the event a mechanic's lien is filed against the premises or the Shopping Center, Tenant shall discharge or bond off same within ten (10) days from the filing thereof. If Tenant fails to discharge said lien, Landlord may bond off or pay same without inquiring into the validity or merits of such lien, and all sums so advanced shall be paid on demand by Tenant as additional rent.

SECTION 9. UTILITIES

      The Tenant agrees to be responsible and pay for all public utility services rendered or furnished to the demised premises during the term hereof, including, but not limited to, heat, water, gas, electric, steam, telephone service and sewer services, together with all taxes, levies or other charges on such utility services when the same become due and payable. Landlord will use its best efforts to separately meter utilities. Landlord shall provide, or cause to be provided, all such utility services to the premises. Tenant shall be responsible for all utility services and costs inside the premises. Should any utility service not be separately metered, then Tenant shall be responsible for its prorate share thereof as determined from time to time and billed by Landlord. Landlord shall not be liable for the quality or quantity of or interference involving such utilities unless due directly to Landlord's negligence.

      During the term hereof or any renewal or extension period, whether the demised premises are occupied or unoccupied, Tenant agrees to maintain heat sufficient to heat the demised premises so as to avert any damage to the demised premises on account of cold weather.

      Sprinkler systems, if any, located in Tenant's area shall be maintained in accordance with National Fire Protection Association standards to ensure proper operation. Sprinkler control valves (interior and exterior) located in Tenant's area shall be monitored by supervisory alarm service. In the event fifty percent (50%) or more of the total number of sprinkler heads require replacement at any one time as part of ordinary maintenance, such cost shall be fifty percent (50%) borne by Landlord and fifty percent (50%) borne by Tenant. Tenant shall replace all sprinkler heads due to painting or environmental exposure from Tenant's operations. All other cost of maintaining the sprinkler system in Tenant's area shall be paid by the Tenant.

SECTION 10. GLASS

      The Tenant shall maintain the glass part of the demised premises, promptly replacing any breakage and fully saving the Landlord harmless from any loss, cost or damage resulting from such breakage or the replacement thereof.

SECTION 11. PERSONAL PROPERTY

      The Tenant further agrees that all personal property of every kind or description that may at any time be in or on the demised premises shall be at the Tenant's sole risk, or at the risk of those claiming under the Tenant, and that the Landlord shall not be liable for any damage to said property or loss suffered by the business or occupation of the Tenant caused in any manner whatsoever.

SECTION 12. RIGHT TO MORTGAGE

      (a) Landlord reserves the right to subject and subordinate this Lease at all times to the lien of any deed of trust, mortgage or mortgages now or hereafter placed upon Landlord's interest in the demised premises; provided, however, that no default by Landlord, under any deed of trust, mortgage or mortgages, shall affect Tenant's rights under this Lease, so long as Tenant performs the obligations imposed upon it hereunder and is not in default hereunder, and Tenant attorns to the holder of such deed of trust or mortgage, its assignee or the purchaser at any foreclosure sale. Any such subordination shall be contingent upon Tenant receiving a commercially reasonable non-disturbance agreement. The parties agree that the Subordination, Non-Disturbance and Attornment Agreement attached hereto as Exhibit

"D" is a commercially reasonable agreement. Tenant shall execute any instrument presented to Tenant for the purpose of effecting such subordination. If Tenant, within ten (10) days after submission of such instrument, fails to execute same, Landlord is hereby authorized to execute same as attorney-in-fact for Tenant. It is a condition, however, to the subordination and lien provisions herein provided, that Landlord shall procure from any such mortgagee an agreement in writing, which shall be delivered to Tenant or contained in the aforesaid subordination agreement, providing in substance that so long as Tenant shall faithfully discharge the obligations on its part to be kept and performed under the terms of this Lease and is not in default under the terms hereof, its tenancy will not be disturbed nor this Lease affected by any default under such mortgage.

      (b) Wherever notice is required to be given to Landlord pursuant to the terms of this Lease, Tenant will likewise give such notice to any mortgagee of Landlord's interest in the demised premises upon notice of such mortgagee's name and address from Landlord. Furthermore, such mortgagee shall have the same rights to cure any default on the part of Landlord that Landlord would have had.

SECTION 13. SUBLEASE OR ASSIGNMENT

      (a) Tenant may not assign Tenant's interest in this Lease or sublet all or any portion of the demised premises without the Landlord's prior written consent, which consent shall not be unreasonably withheld or delayed. Tenant shall nevertheless remain fully and primarily liable hereunder. Notwithstanding anything in this Section 13 to the contrary, Tenant may, without the consent of Landlord, (i) grant licenses and/or concessions within the demised premises or
(ii) assign or sublet all or any portion of the demised premises to (a) any parent, affiliate or subsidiary corporation of Tenant; (b) a transferee or successor by merger, consolidation or acquisition of Tenant or its parent or subsidiary; or (c) a transferee with a good business reputation who is acquiring all or substantially all of the stores of the Tenant in the Cincinnati metropolitan area or the assets of the Tenant, its parent or subsidiary. Any such assignee or sublessee shall be bound by the terms of this Lease. Tenant shall deliver to Landlord in the ordinary course of its business an instrument whereby the assignee or entity succeeding to Tenant's interest hereunder agrees to be bound by the terms of this Lease.

      (b) If Tenant desires to assign its interest under this Lease or to sublet all or any portion of the demised premises to a non-affiliated third party, Tenant shall deliver to Landlord written notice (an "Assignment Notice") that Tenant intends to solicit offers for such an assignment or subletting. Within sixty (60) days after Landlord's receipt of an Assignment Notice, Landlord may terminate this Lease (or in the case of a subletting of less than all of the demised premises [a "Partial Sublet"], Landlord may terminate this Lease as to the portion of the demised premises proposed to be sublet), by written notice to Tenant (a "Takeback Notice"). During such sixty
(60) day period (the "Landlord's Recapture Period"), Tenant shall not assign this Lease to any prospective assignee or sublet the demised premises to any prospective sublessee. If Landlord exercises its option to terminate this Lease pursuant to this Section, then this Lease shall end and expire on the date which is sixty (60) days after Tenant's receipt of the Takeback Notice as fully and completely as if such early termination date were the original expiration date of the term of this Lease (except as to a termination regarding a proposed Partial Sublet in which event this Lease shall terminate only as to such portion of the demised premises), and all Rent shall be apportioned as of such early termination date. If Tenant shall not have received a Takeback Notice within the Landlord's Recapture Period, then Landlord shall be deemed to have waived its recapture right pursuant to this Section 13, and Tenant shall be entitled, without any further right of Landlord to recapture the demised premises or any portion thereof, to assign this Lease or sublet all or any permitted portion of the Premises during the one (1) year period (the "Tenant's Transfer Period") following the expiration of Landlord's Recapture Period. Notwithstanding the foregoing, in the event that Tenant does not assign its interest in this Lease or sublet all or any permitted portion of the Premises during the Tenant's Transfer Period, Tenant shall, prior to any assigning or subletting, once again be required to send Landlord an Assignment Notice, and fully comply with the terms of this Section 13 so that Landlord has the right to recapture the demised premises in accordance with the provisions of this paragraph. Additionally, Landlord's right to recapture shall be immediately reinstated if Tenant fails to continuously operate during such one (1) year period.

      (c) Landlord may assign Landlord's interest in this Lease without the consent of Tenant (a) to any entity to which Landlord transfers its fee interest in the demised premises provided such entity (i) agrees in writing to be bound by all the terms of this Lease and (ii) such assignment is pursuant to a bona fide arm's length transaction not designed to reduce Landlord's liability or to otherwise exempt Landlord from any provision of this Lease or (b) subject to
Section 12, as security for any indebtedness undertaken by Landlord.

SECTION 14. COMMON AREAS

      Common areas means all areas and facilities in the Shopping Center provided and so designated by Landlord and made available by Landlord in the exercise of good business judgement for the common use and benefit of tenants of the Shopping Center and their customers, employees and invitees. Common areas shall include (to the extent the same are constructed), but not be limited to, the parking areas, sidewalks, landscaped areas, corridors, stairways, boundary walls and fences, incinerators, truckways, service roads, and service areas not reserved for the exclusive use of Tenant or other tenants.

SECTION 15. OPERATION OF COMMON AREAS

      (a) Landlord shall, throughout the term hereof, operate and maintain the common areas including the parking areas for the use and benefit of the tenants of the Shopping Center and their customers and invitees. Landlord shall at all times have exclusive control of the common areas and may at any time and from time to time: (i) promulgate, modify and amend reasonable rules and regulations for the use of the common areas, which rules and regulations shall be binding upon the Tenant upon delivery of a copy thereof to the Tenant; (ii) temporarily close any part of the common areas, including but not limited to closing the streets, sidewalks, road or other facilities to the extent necessary to prevent a dedication thereof or the accrual of rights of any person or of the public therein; (iii) exclude and restrain anyone from the use or occupancy of the common areas or any part thereof except bona fide customers and suppliers of the tenants of the Shopping Center who use said areas in accordance with the rules and regulations established by Landlord; (iv) engage others to operate and maintain all or any part of the common areas, on such terms and conditions as Landlord shall, in its sole judgment, deem reasonable and proper; and (v) make such changes in the common areas as in its opinion are in the best interest of the Shopping Center, including but not limited to changing the location of walkways, service areas, driveways, entrances, existing automobile parking spaces and other facilities, changing the direction and flow of traffic and establishing prohibited areas; provided, however, that no such change shall materially adversely effect access to, visibility of or parking for the demised premises.

      (b) Tenant shall keep all common areas free of obstructions created or permitted by Tenant. Tenant shall permit the use of the common areas only for normal parking and ingress and egress by its customers and suppliers to and from the demised premises. If in Landlord's opinion unauthorized persons are using any of the common areas by reason of Tenant's occupancy of the demised premises. Landlord shall have the right at any time to remove any such unauthorized persons from said areas or to restrain unauthorized persons from said areas. Landlord, Tenant, and others constructing improvements or making repairs or alterations in the Shopping Center shall have the right to make reasonable use of portions of the common areas.

SECTION 16. COMMON AREA MAINTENANCE, TENANT'S SHARE

      (a) Tenant shall initially pay to Landlord as additional rental, simultaneously with payment of minimum rental called for under Section 5, One and 27/100 Dollars ($1.27) per square foot, payable in equal monthly installments of Three Thousand Five and 67/100 Dollars ($3,005.67), as its estimated monthly prorata share of the "maintenance cost" for the operation and maintenance of the common areas. Notwithstanding anything in this Section 16 to the contrary, Tenant's proportionate share of maintenance costs (excluding snow removal) shall not increase by more than five percent (5%) in any lease year over Tenant's proportionate share of maintenance costs for the previous lease year or partial lease year, as applicable (provided that in the case of a partial lease year, such five percent (5%) cap shall be prorated accordingly). Tenant's proportionate share of maintenance costs shall not exceed One and 27/100 Dollars ($1.27) per square foot in the first full lease year.

      (b) The maintenance costs for the common areas shall be computed on an accrual basis, under generally accepted accounting principles, and shall include all costs of operating, maintaining, repairing and replacing the common areas, including by way of example but not limitation: (i) cost of labor (including workmen's compensation insurance, employee benefits and payroll taxes); (ii) materials, and supplies used or consumed in the maintenance or operation of the common area; (iii) the cost of operating and repairing of the lighting; (iv) cleaning, painting, removing of rubbish or debris, snow and ice, private security services, and inspecting the common areas; (v) the cost of repairing and/or replacing paving, curbs, walkways, markings, directional or other signs; landscaping, and drainage and lighting facilities; (vi) rental paid for maintenance of machinery and equipment; (vii) cost of insurance for public liability and property insurance for property in the common areas which are not part of the building; and (viii) a reasonable allowance to Landlord for Landlord's supervision, which allowance shall not in an accounting year exceed fifteen percent (15%) of the total of all maintenance costs for such accounting year. maintenance costs shall not include depreciation or any costs properly chargeable to a capital account under generally accepted accounting principles.

      (c) Landlord shall maintain accurate and detailed records of all maintenance costs for the common areas in accordance with generally accepted accounting principles. Tenant's proportionate share of the maintenance costs of the common areas shall be a fraction, the numerator of which shall be the floor area of the premises and the denominator of which shall be the gross leasable area (in square feet) of all leasable space in the Shopping Center.

      (d) Tenant's proportionate share of all maintenance costs shall be computed by Landlord within ninety (90) days after the end of each accounting year (which Landlord may change from time to time). At this time Landlord shall furnish to Tenant a statement showing in reasonable detail the actual maintenance costs incurred during such accounting year and Tenant's proportionate share thereof

(prorated for any partial Lease year, with appropriate adjustments to reflect any change in the floor area of the premises or the gross leasable area of a building occurring during such accounting year). To the extent Tenant's share of such costs differs from the sum paid by Tenant in respect to such year, the difference shall be billed to and paid by Tenant within thirty (30) days after Tenant's receipt of said bill. Tenant's estimated monthly maintenance cost thereafter may be adjusted by written notice from Landlord.

      (e) If Tenant, for any reason in the exercise of good business judgment, questions or disputes any statement of maintenance costs prepared by Landlord, then Tenant, at its own expense, may employ such accountants as Tenant may select to review Landlord's books and records solely with respect to maintenance costs during the prior two Lease years and to determine the amount of maintenance costs for the period or periods covered by such statements. If the report of the accountants employed by Tenant shall show any overcharge paid by Tenant, then Tenant shall receive a credit from Landlord for such difference. Any underpayment shall be paid by Tenant. In the event that Landlord questions or disputes the correctness of such report, the accountants employed by Tenant and the accountants employed by Landlord shall endeavor to reconcile the question(s) or dispute(s) within thirty (30) days after the notice from Tenant questioning or disputing the report of Landlord's accountants. In the event that it is finally determined by the parties that Landlord has overstated maintenance costs for any Lease year by three percent (3%) or more, Landlord shall pay the reasonable cost of the audit. Furthermore, if Landlord's maintenance costs cannot be verified due to the insufficiency or inadequacy of Landlord's records, then Landlord shall pay the cost of the audit.

SECTION 17. EMINENT DOMAIN

      (a) In the event the entire premises or any part thereof shall be taken or condemned either permanently or temporarily for any public or quasi-public use or purpose by any competent authority in appropriation proceedings or by any right of eminent domain, the entire compensation or award therefore, including leasehold, reversion and fee, shall belong to the Landlord and Tenant hereby assigns to Landlord all of Tenant's right, title and interest in and to such award.

      (b) In the event that only a portion of the demised premises, not exceeding twenty percent (20%) of same, shall be so taken or condemned, and the portion of the demised premises not taken can be repaired within ninety (90) days from the date of which possession is taken for the public use so as to be commercially fit for the operation of Tenant's business, the Landlord at its own expense shall so repair the portion of the demised premises not taken and there shall be an equitable abatement of rent for the remainder of the term and/or extended terms. The entire award paid on account thereof shall be paid to the Landlord. If the portion of the demised premises not taken cannot be repaired within ninety (90) days from the date of which possession is taken so as to be commercially fit for the operation of Tenant's business, then this Lease shall terminate and become null and void from the time possession of the portion taken is required for public use, and from that date on the parties hereto shall be released from all further obligations hereunder except as herein stated, and Tenant shall have no claim for any compensation on account of its leasehold interest. No other taking, appropriation or condemnation shall cause this Lease to be terminated. Any such appropriation or condemnation proceedings shall not operate as or be deemed an eviction of Tenant or a breach of Landlord's covenant of quiet enjoyment, and Tenant shall have no claim for any compensation on account of its leasehold interest.

      (c) In the event that more than 20% of the demised premises shall at any time be taken by public or quasi-public use or condemned under eminent domain, then at the option of the Landlord or Tenant upon the giving of thirty (30) days written notice (after such taking or condemnation), this Lease shall terminate and expire as of the date of such taking and any prepaid rental shall be prorated as of the effective date of such termination, and Tenant shall have no claim for any compensation on account of its leasehold interest.

SECTION 18. TENANT'S TAXES

      Tenant further covenants and agrees to pay promptly when due all taxes assessed against Tenant's fixtures, furnishings, equipment and stock-in trade placed in or on the demised premises during the term of this Lease.

SECTION 19. RISK OF GOODS

      All personal property, goods, machinery, and merchandise in said demised premises shall be at Tenant's risk if damaged by water, fire, explosion, wind or accident of any kind, and Landlord shall have no responsibility therefor or liability for any of the foregoing and Tenant hereby releases Landlord from such liability.

SECTION 20. USE AND OCCUPANCY

      (a) Tenant agrees to initially open and operate a DSW Shoe Warehouse in the demised premises, fully staffed and stocked and equivalent to other DSW Shoe Warehouse stores operated by Tenant in the State of Ohio. The demised premises during the term of this Lease shall be occupied for the operating and conducting therein of a retail shoe store or any other lawful retail purpose not violating those exclusives set forth on Exhibit "E" attached hereto and made a part hereof, which are the exclusives in effect for the Shopping Center as of the date hereof, together with the exclusives to be granted to Circuit City and Breads of the World, which are also set forth on said Exhibit "E", for so long as and to the extent said exclusives are still in full force and effect, as well as exclusives hereafter granted for tenants leasing more than 20,000 square feet of space elsewhere within the Shopping Center.

      (b) For so long as Tenant is continuously and regularly operating its business in the demised premises, Landlord will not lease any space within the Shopping Center or permit any space within the Shopping Center to be used by any person, persons, partnership or entity who devotes five percent (5%) or more of its selling area to the sale of footwear, except for tenants under those certain leases listed on Exhibit "F", attached hereto and made a part hereof, for so long as such leases are in full force and effect. Any portion of the Shopping Center which is sold by Landlord during the term shall contain a deed restriction incorporating the foregoing exclusive.

      (c) Tenant shall at all times conduct its operations on the demised premises in a lawful manner and shall, at Tenant's expense, comply with all laws, rules, orders, ordinances, directions, regulations, and requirements of all governmental authorities, now in force or which may hereafter be in force, which shall impose any duty upon Landlord or Tenant with respect to the business of Tenant and the use, occupancy or alteration of the demised premises. Tenant shall comply with all requirements of the Americans with Disabilities Act, and shall be solely responsible for all alterations within the demised premises in connection therewith. Tenant covenants and agrees that the demised premises shall not be abandoned and that only minor portions of the demised premises shall be used for office or storage space in connection with Tenant's business conducted in the demised premises.

      Without being in default of this Lease, Tenant shall have the right to cease operating (go dark) at any time and for whatever reason after the first
(1st) lease year. Notwithstanding the foregoing, Tenant's right to vacate (go dark), shall not release or excuse the Tenant from any obligations or liabilities, including the payment of minimum rent and additional rent and other charges, under this Lease without the express written consent of Landlord. In the event Tenant fails to (i) open and operate within ninety (90) days after delivery of the demised premises or (ii) operate for one hundred twenty (120) or more consecutive days, Landlord shall have the right, effective upon thirty (30) days prior written notice to Tenant, to terminate the Lease as Landlord's sole remedy, provided that if Tenant recommences operating fully stocked in substantially all of the premises within such thirty (30) days, Landlord's termination shall be null and void. In the event Tenant fails to open and operate as provided above or shall cease operating as provided above, Landlord's sole remedy on account thereof shall be limited to the right to elect to recapture the premises and terminate the Lease and to recover from Tenant the unamortized portion of the costs incurred by Landlord in performing Landlord's Work. Upon payment thereof by Tenant, there shall be no further liability of the parties hereunder. Such termination shall be effective upon written notice to Tenant any time prior to Tenant reopening for business in the demised premises. Provided, however, in the event Landlord has not so elected to recapture, Tenant shall have right to notify Landlord of Tenant's intention to reopen for business in the demised premises within sixty (60) days, followed by Tenant's actually reopening for business fully stocked in substantially all of the demised premises within such sixty (60) day period, which notice and actual reopening shall toll Landlord's right to recapture.

      (d) Landlord and Tenant agree that no space in the Shopping Center, including the demised premises, shall be used for any immoral uses or undesirable uses. For purposes hereof, undesirable uses are hereby defined as a bowling alley, deep discount retailer, theater showing either film, television or the like or live entertainment, health club, bar, games/amusement room, indoor playground, adult bookstore or flea market.

SECTION 21. NUISANCES

      Tenant shall not perform any acts or carry on any practice which may injure the demised premises or be a nuisance or menace to other tenants in the Shopping Center.

SECTION 22. WASTE AND REFUSE REMOVAL

      Tenant covenants that it will use, maintain and occupy said demised premises in a careful, safe, lawful and proper manner and will not commit waste therein. Landlord or its agent shall have access at all reasonable times to the demised premises for purposes of inspecting and examining the condition and maintenance of the demised premises. Tenant agrees to remove all refuse from the demised premises in a timely, clean and sanitary manner. Tenant shall provide a refuse collection container at the rear of the demised premises to accommodate Tenant's refuse and Tenant shall routinely clean up around trash containers. Tenant shall contract with a licensed/insured refuse collection contractor to timely remove refuse therefrom and the location of the container shall be approved by Landlord.

SECTION 23. FIRE AND CASUALTY

      (a) Landlord shall at all times during the term of this Lease carry fire, casualty, and extended coverage insurance on the building, including the structural components (foundations, floors, walls, windows, structural supports, roof, HVAC, electrical systems, and plumbing) thereof. Landlord shall be under no obligation to maintain insurance on any improvements installed by or for the benefit of

Tenant's use of the premises. Landlord may elect to self-insure its obligations hereunder and/or use whatever deductibles as Landlord deems appropriate, in its sole discretion.

      (b) If the demised premises shall be damaged, destroyed, or rendered untenantable, in whole or in part, by or as the result or consequence of fire or other casualty during the term hereof, Landlord shall repair and restore the same to a good tenantable condition with reasonable dispatch. During such period of repair, the rent herein provided for in this Lease shall abate (i) entirely in case all of the demised premises are untenantable; and (ii) proportionately if only a portion of the demised premises is untenantable and Tenant is able to economically conduct its business from the undamaged portion of the demised premises. The abatement shall be based upon a fraction, the numerator of which shall be the square footage of the damaged and unusable area of the demised premises and the denominator shall be the total square footage of the demised premises. Said abatement shall cease at such time as the demised premises shall be restored to a tenantable condition.

      (c) In the event the demised premises, because of such damage or destruction, are not repaired and restored to a tenantable condition with reasonable dispatch within one hundred fifty (150) days from the date of receipt of insurance proceeds for such damage or destruction, Tenant or Landlord may, at their option, terminate this Lease within sixty (60) days following such one hundred fifty (150) day period but prior to the repair and restoration of same by giving prior written notice to the other party and thereupon Landlord and Tenant shall be released from all future liability and obligations under this Lease.

      (d) If one-third (1/3) or more of the ground floor area of the demised premises are damaged or destroyed during the last two (2) years of the original or any extended term of this Lease, Landlord shall have the right to terminate this Lease by written notice to Tenant within sixty (60) days following such damage or destruction, unless Tenant shall, within thirty (30) days following receipt of such notice, offer to extend the term of this Lease for an additional period of five (5) years from the date such damage or destruction is repaired and restored. If Tenant makes said offer to extend, Landlord and Tenant shall determine the terms and conditions of said extension within thirty (30) days thereafter or Tenant's offer shall not be deemed to prevent Landlord from canceling this Lease. If such terms and conditions have been mutually agreed to by the parties, then Landlord shall accept Tenant's offer and shall repair and restore the demised premises with reasonable dispatch thereafter.

      (e) If Landlord is required or elects to repair and restore the demised premises as herein provided, Tenant shall repair or replace its stock in trade, trade fixtures, furniture, furnishings and equipment and other improvements including floor coverings, and if Tenant has closed, Tenant shall promptly reopen for business.

SECTION 24. LANDLORD REPAIRS

      (a) Landlord shall keep in good order, condition, and repair the following: (i) structural portions of the demised premises; (ii) downspouts;
(iii) gutters; (iv) the roof of the Building of which the demised premises forms a part; and (v) the plumbing and sewage system serving the demised premises but located outside of the demised premises, except (as to all items) for damage caused by any negligent act or omission of Tenant or its customers, employees, agents, invitees, licensees or contractors, which shall be repaired or replaced as necessary, at the sole cost and expense of Tenant. "Structural portions" shall mean only the following: (i) foundations; (ii) exterior walls except for interior faces); (iii) concrete slabs; (iv) the beams and columns bearing the main load of the roof; and (v) the floors (but not floor coverings).

      (b) Notwithstanding the provisions of Paragraph (a) above, Landlord shall not be obligated to repair the following: (i) the exterior or interior of any doors, windows, plate glass, or showcases surrounding the demised premises or the store front; (ii) heating, ventilating or air-conditioning equipment in the demised premises; and (iii) damage to Tenant's improvements or personal property caused by any casualty, burglary, break-in, vandalism, war or act of God. Landlord shall, in any event, have ten (10) days after notice from Tenant stating the need for repairs to complete same, or commence and proceed with due diligence to complete same. Tenant expressly hereby waives the provisions of any law permitting repairs by a tenant at Landlord's expense.

      (c) The provisions of this Section 24 shall not apply in the case of damage or destruction by fire or other casualty or a taking under the power of eminent domain in which events the obligations of Landlord shall be controlled by Section 23 and Section 17 respectively.

SECTION 25. TENANT'S REPAIRS

      (a) Tenant shall keep and maintain, at Tenant's expense, all and every other part of the demised premises in good order, condition and repair, including, by way of example but not limitation: (i) all leasehold improvements;
(ii) all heating, ventilating, and air conditioning; (iii) interior plumbing and sewage facilities; (iv) all interior lighting; (v) electric signs; (vi) all interior walls; (vii) floor coverings; (viii) ceilings; (ix) appliances and equipment; (x) all doors, exterior entrances, windows and window moldings; (xi) plate glass; (xii) signs and showcases surrounding and within the demised premises; (xiii) the store front; (xiv) sprinkler systems including supervisory alarm service in accordance with current local and state fire protection standards. All of the foregoing shall be in good working order and condition upon delivery. In the event local or state codes do not require alarm systems, Tenant shall provide alarm service on all sprinkler systems to detect water flow and tampering with exterior and interior main control valves of the sprinkler system servicing Tenant's premises. Moreover, it shall be Tenant's responsibility to contact the Commercial Property Manager at 1798 Frebis Avenue, Columbus, Ohio 43206-3764, (614) 445-8461, in the event the sprinkler system in the demised premises is ever shut off for any reason, and advise same of any damage occasioned or caused by the actions of Tenant, its agents, invitees, or employees, and/or as a result of Tenant's repair obligations hereunder.

      (b) If Landlord deems any repair which Tenant is required to make hereunder to be necessary, Landlord may demand that Tenant make such repair immediately. If Tenant refuses or neglects to make such repair and to complete the same with reasonable dispatch, Landlord may make such repair and Tenant shall, on demand, immediately pay to Landlord the cost of said repair, together with interest at ten percent (10%) per annum. Landlord shall not be liable to Tenant for any loss or damage that may accrue to Tenant's stock or business by reason of such work or its results.

      (c) Neither Tenant nor any of its contractors are permitted access to or permitted to perform alterations of any kind to the roof of the building.

      (d) Tenant shall pay promptly when due the entire cost of work in the demised premises undertaken by Tenant so that the demised premises and the Shopping Center shall at all times be free of liens for labor and materials arising from such work; to procure all necessary permits before undertaking such work; to do all of such work in a good and workmanlike manner, employing materials of good quality; to perform such work only with contractors previously reasonably approved of in writing by Landlord; to comply with all governmental requirements; and to save the Landlord and its agents, officers, employees, contractors and invitees harmless and indemnified from all liability, injury, loss, cost, damage and/or expense (including reasonable attorneys' fees and expenses) in respect of any injury to, or death of, any person, and/or damage to, or loss or destruction of, any property occasioned by or growing out of such work.

SECTION 26. COVENANT OF TITLE AND PEACEFUL POSSESSION

      Subject to the provisions of Paragraph 12 hereof, Landlord shall, on or before the date on which Tenant is permitted to install its merchandise and fixtures in the demised premises, have good and marketable title to the demised premises in fee simple and the right to make this Lease for the term aforesaid. At such time, Landlord shall put Tenant into complete and exclusive possession of the demised premises, and if Tenant shall pay the rental and perform all the covenants and provisions of this Lease to be performed by the Tenant, Tenant shall, during the term hereby demised, freely, peaceably, and quietly enjoy and occupy the full possession of the demised premises and the common facilities of the Shopping Center, subject, however, to the terms and conditions of this Lease.

SECTION 27. TENANT'S AND LANDLORD'S INSURANCE; INDEMNITY

      (a) Casualty Insurance. Tenant shall carry such insurance against loss of its property in, on or about the demised premises by fire and such other risks as are covered by all risk and extended coverage property insurance or other hazards as Tenant deems necessary. Landlord shall not be liable for any damage to Tenant's property in, on or about the demised premises caused by fire or other insurable hazards regardless of the nature or cause of such fire or other casualty, and regardless of whether any negligence of Landlord or Landlord's employees or agents contributed thereto. Tenant expressly releases Landlord of and from all liability for any such damage. Tenant agrees that its insurance policy or policies shall include a waiver of subrogation recognizing this release from liability.

      (b) Public Liability Insurance. Tenant agrees to procure and maintain during the demised term a policy or policies of liability insurance, with product and/or completed operations liability and blanket contractual coverage, written by a responsible insurance company or companies (which may be written to include the demised premises in conjunction with other premises owned or operated by Tenant) insuring Tenant against any and all losses, claims, demands or actions for injury to or death of any one or more persons and for damage to property in any one occurrence in the demised premises to the limit of not less than $1,000,000.00 and $2,000,000.00 general aggregate policy limit arising from Tenant's conduct and operation of its business in the demised premises, $500,000.00 limit for fire and legal liability, and $1,000,000.00 limit for products and/or completed operations. Tenant shall furnish to Landlord certificates evidencing the continuous existence of such insurance coverage, which must also name Landlord as an additional insured. All insurance companies must be licensed to do business in the state where the premises are located. Certificates of insurance will be provided at the time this Lease is executed and twenty (20) days prior to expiration of the policy. Certificates of insurance are to specify notification to Landlord of cancellation or termination of policy not less than ten (10) days prior to cancellation or termination.

      (c) Additional Insurance. Tenant agrees to provide a comprehensive boiler and machinery policy on a repair or replacement cost basis with an admitted, reputable insurance carrier covering property damage, business interruption and extra expense as a result of a loss from boiler(s), pressure vessel(s), HVAC equipment, or miscellaneous electrical apparatus within or servicing the demised premises. The deductible for property damage shall not exceed Five Thousand Dollars ($5,000.00) per occurrence. Business interruption deductible may not exceed twenty-four (24) hours. The limits for loss shall be no less than the replacement cost of the structure plus betterments and improvements thereon, furniture, fixtures, equipment and inventory together with property of others in the care, custody and control of Tenant. Business interruption limits shall be for the actual loss sustained.

      (d) Miscellaneous Insurance. Tenant agrees to provide and keep in force at all times worker's compensation insurance complying with the law of the state in which the premises are located. Tenant agrees to defend, indemnify and hold harmless Landlord from all actions or claims of Tenant's employees or employee's family members. Tenant agrees to provide a certificate as evidence of proof of worker's compensation coverage.

      With respect to any alterations or improvements by Tenant, Tenant shall maintain contingent liability and builder's risk coverage naming Landlord as an additional named insured. If Tenant hires contractors to do any improvements on the premises, each contractor must provide proof of worker's compensation coverage on its employees and agents to Landlord.

      (e) During the term of this Lease, Landlord shall, at its cost and expense, provide and maintain or cause to be provided and maintained with respect to the premises, insurance on the common areas, the Tenant's store building and all other improvements in the Shopping Center in which the premises are situated. The Landlord covenants and agrees that said insurance shall include protection against all the hazards covered by fire and extended coverage form of insurance policy and shall be in amounts which, in the event of damage or destruction, will yield funds adequate to restore the said improvements to at least the condition existing immediately prior to any such damage or destruction. Neither Tenant nor any of its affiliates or subtenants shall be liable for any loss or damage, regardless of cause, resulting from fire, flood, act of God or other casualty. Landlord shall also obtain general comprehensive liability insurance for coverage and limits at least equal to that set forth in
Section 27(b) for all portions of the Shopping Center (other than the premises or those areas insured by other tenants), including the common areas, naming Tenant as additional insured for any and all claims for damages to persons or property or loss of life or property occurring upon, in or about the common areas and the remainder of the Shopping Center. Landlord may use commercially reasonable deductibles Landlord customarily carries in the conduct of its business; however, Landlord shall be responsible for all liabilities not covered by deductibles or self-insured retention levels.

      (f) Indemnity. Tenant shall indemnify Landlord, Landlord's agents, employees, officers or directors, against all damages, claims and liabilities arising from any alleged products liability or from any accident or injury whatsoever caused to any person, firm or corporation during the demised term in the demised premises, unless such claim arises from a breach or default in the performance by Landlord of any covenant or agreement on its part to be performed under this Lease or to the extent not required to be insured hereunder, the negligence of Landlord. The indemnification herein provided shall include all reasonable costs, counsel fees, expenses and liabilities incurred in connection with any such claim or any action or proceeding brought thereon.

      (g) Landlord shall indemnify Tenant, Tenant's officers, directors, employees and agents against all damages, claims and liabilities arising from any accident or injury whatsoever caused to any person, firm or corporation during the demised term in the common areas of the Shopping Center, unless such claim arises from a breach or default in the performance by Tenant of any covenant or agreement on Tenant's part to perform under this Lease or, to the extent not required to be insured hereunder, the negligence of Tenant. The indemnification herein provided shall include all reasonable costs, counsel fees, expenses and liabilities incurred in connection with any such claim or any action or proceeding brought thereon.

SECTION 28. REAL ESTATE TAXES

      Tenant shall pay Tenant's Proportionate Share (as hereinafter defined) of any real estate taxes imposed upon the Shopping Center for each lease year included within the period commencing with the Commencement Date and ending with the expiration of the term of this Lease. For each lease year, "Tenant's Proportionate Share" of the real estate taxes upon the Shopping Center (including the Common Areas) shall be the product of such taxes multiplied by a fraction, the numerator of which shall be the ground floor area (expressed in square feet) of the demised premises and the denominator of which shall be the gross leasable floor area (expressed in square feet) of the Shopping Center. Tenant's Proportionate Share of real estate taxes is initially estimated by Landlord at 78/100 Dollars ($0.78) per square foot per annum.

      For the purpose of this Lease, the term "real estate taxes" shall include any special and general assessments, water and sewer rents and other governmental impositions imposed upon or against the Shopping Center of every kind and nature whatsoever, extraordinary as well as ordinary, foreseen and unforeseen and each and every installment thereof, which shall or may during the lease term be levied, assessed or imposed upon or against such Shopping Center and of all expenses, including reasonable attorneys' fees, administrative hearing and court costs incurred in contesting or negotiating the amount, assessment or rate of any such real estate taxes, minus any refund received by Landlord.

      Notwithstanding any provision of this Lease to the contrary, Tenant shall not be obligated to pay for any assessment for special improvements heretofore installed or in the process of installation in connection with the initial development of the Shopping Center, and Landlord hereby agrees to pay for the same.

      The real estate taxes for any lease year shall be the real estate taxes for the tax year terminating during said lease year. If any lease year shall be greater than or less than twelve (12) months, or if the real estate tax year shall be changed, an appropriate adjustment shall be made. If there shall be more than one taxing authority, the real estate taxes for any period shall be the sum of the real estate taxes for said period attributable to each taxing authority. If, upon the assessment day for real estate taxes for any tax year fully or partly included within the term of this Lease, a portion of such assessment shall be attributable to buildings in the process of construction, a fair and reasonable adjustment shall be made to carry out the intent of this section.

      Landlord shall submit to Tenant true copies of the real estate tax bill for each tax year or portion of a tax year included within the term of this Lease and shall bill Tenant for the amount to be paid by Tenant hereunder. Said bill shall be accompanied by a computation of the amount payable by Tenant and such amount shall be paid by Tenant within thirty (30) days after receipt of said bill.

      Should the State of Ohio or any political subdivision thereof or any governmental authority having jurisdiction thereof, impose a tax and/or assessment (other than an income or franchise tax) upon or against the rentals payable hereunder, in lieu of or in addition to assessments levied or assessed against the demised premises, or Shopping Center, then such tax and/or assessment shall be deemed to constitute a tax on real estate for the purpose of this section.

SECTION 29. TENANT'S INSURANCE CONTRIBUTION

      Tenant shall pay as additional rent, Tenant's Proportionate Share (as defined in Section 28 above) of the premiums for the insurance maintained by Landlord on all buildings and improvements, as well as liability insurance, for the Shopping Center, including the common areas, for each lease year during the term of this Lease. The premiums for the first and last lease years shall be prorated. Tenant shall pay Tenant's Proportionate Share of such premiums annually upon demand for such payment by Landlord, which is initially estimated by Landlord at 07/100 ($0.07) per square foot per annum. Tenant's

Proportionate Share thereof shall be paid by Tenant within thirty (30) days after Landlord's demand therefor.

SECTION 30. FIXTURES

      Provided that Tenant shall repair any damage caused by removal of its property and provided that the Tenant is not in default under this Lease, Tenant shall have the right to remove from the demised premises all of its signs, shelving, electrical, and other fixtures and equipment, window reflectors and backgrounds and any and all other trade fixtures which it has installed in and upon the demised premises.

SECTION 31. SURRENDER

      The Tenant covenants and agrees to deliver up and surrender to the Landlord the physical possession of the demised premises upon the expiration of this Lease or its termination as herein provided in as good condition and repair as the same shall be at the commencement of the original term, loss by fire and/or ordinary wear and tear excepted, and to deliver all of the keys to Landlord or Landlord's agents.

SECTION 32. HOLDING OVER

      There shall be no privilege of renewal hereunder (except as specifically set forth in this Lease) and any holding over after the expiration by the Tenant shall be from day to day on the same terms and conditions (with the exception of rental which shall be prorated on a daily basis at twice the daily rental rate of the most recent expired term) at Landlord's option; and no acceptance of rent by or act or statement whatsoever on the part of the Landlord or his duly authorized agent in the absence of a written contract signed by Landlord shall be construed as an extension of the term or as a consent for any further occupancy.

SECTION 33. NOTICE

      Whenever under this Lease provisions are made for notice of any kind to Landlord, it shall be deemed sufficient notice and sufficient service thereof if such notice to Landlord is in writing, addressed to Landlord at 1798 Frebis Avenue, Columbus, Ohio 43206-3764, or at such address as Landlord may notify Tenant in writing, and deposited in the United States mailed by registered or certified mail, return receipt requested, with postage prepaid or Federal Express, Express Mail or such other expedited mail service as normally results in overnight delivery, with a copy of same sent in like manner to Vice President, Real Estate, 1800 Moler Road, Columbus, Ohio 43207. Notice to Tenant shall be sent in like manner to 1675 Watkins Road, Columbus, Ohio 43207. All notices may be effective upon receipt or refusal of receipt. Either party may change the place for service of notice by notice to the other party.

SECTION 34. DEFAULT

      (a) Elements of Default: The occurrence of any one or more of the following events shall constitute a default of this Lease by Tenant:

      1. Tenant fails to pay any monthly installment of minimum rent and/or additional rent when the same shall be due and payable, except for the first two
(2) times in any consecutive twelve (12) month period, in which event Tenant shall have five (5) days after receipt of written notice of such failure: to pay before such failure shall constitute a default;

      2. Tenant fails to perform or observe any term, condition, covenant or obligation required to be performed or observed by it under this Lease for a period of twenty (20) days after notice thereof from Landlord; provided, however, that if the term, condition, covenant or obligation to be performed by Tenant is of such nature that the same cannot reasonably be cured within twenty
(20) days and if Tenant commences such performance or cure within said twenty
(20) day period and thereafter diligently undertakes to complete the same, then such failure shall not be a default hereunder if it is cured within a reasonable time following Landlord's notice, but in no event later than forty-five (45) days after Landlord's notice.

      3. If Tenant refuses to take possession of the demised premises at the delivery of possession date, or Tenant fails to operate therein as required hereunder during the first lease year, or Tenant abandons the demised premises at any time during the term.

      4. A trustee or receiver is appointed to take possession of substantially all of Tenant's assets in, on or about the demised premises or of Tenant's interest in this Lease (and Tenant or any guarantor of Tenant's obligations under this Lease does not regain possession within sixty (60) days after such appointment); Tenant makes an assignment for the benefit of creditors; or substantially all of Tenant's assets in, on or about the demised premises or Tenant's interest in this Lease are attached or levied upon under execution (and Tenant does not discharge the same within sixty (60) days thereafter).

      5. A petition in bankruptcy, insolvency, or for reorganization or arrangement is filed by or against Tenant or any guarantor of Tenant's obligations under this Lease pursuant to any Federal or state statute, and, with respect to any such petition filed against it, Tenant or such guarantor fails to secure a stay or discharge thereof within sixty (60) days after the filing of the same.

      (b) Landlord's Remedies: Upon the occurrence of any event of default, Landlord shall have the following rights and remedies, any one or more of which may be exercised without further notice to or demand upon Tenant:

      1. Landlord may re-enter the demised premises and cure any default of Tenant, in which event Tenant shall reimburse Landlord for any cost and expenses which Landlord may incur to cure such default; and Landlord shall not be liable to Tenant for any loss or damage which Tenant may sustain by reason of Landlord's action.

      2. Landlord may terminate this Lease or Tenant's right to possession under this Lease as of the date of such default, in which event: (a) neither Tenant nor any person claiming under or through Tenant shall thereafter be entitled to possession of the demised premises, and Tenant shall immediately thereafter surrender the demised premises to Landlord; (b) Landlord may re-enter the demised premises and dispose Tenant or any other occupants of the Premises by force, summary proceedings, ejectment or otherwise, and may remove their effects, without prejudice to any other remedy which Landlord may have for possession or arrearages in rent; and (c) notwithstanding a termination of this Lease, Landlord may re-let all or any part of the demised premises for a term different from that which would otherwise have constituted the balance of the term of this Lease and for rent and on terms and conditions different from those contained herein, whereupon Tenant shall immediately be obligated to pay to Landlord as liquidated damages the difference between the rent provided for herein and that provided for in any lease covering a subsequent re-letting of the demised premises, for the period which would otherwise have constituted the balance of the term of this Lease, together with all of Landlord's costs and expenses for preparing the demised premises for re-letting, including all repairs, tenant finish improvements, broker's and attorney's fees, and all loss or damage which Landlord may sustain by reason of such termination, re entry and re-letting, it being expressly understood and agreed that the liabilities and remedies specified herein shall survive the termination of this Lease. Notwithstanding a termination of this Lease by Landlord, Tenant shall remain liable for payment of all rentals and other charges and costs imposed on Tenant herein, in the amounts, at the times and upon the conditions as herein provided. Landlord shall credit against such liability of the Tenant all amounts received by Landlord from such re-letting after first reimbursing itself for all reasonable costs incurred in curing Tenant's defaults and re-entering, preparing and refmishing the demised premises for re-letting, and re-letting the demised premises.

      3. Upon termination of this Lease pursuant to Section 34(b)2, Landlord may recover possession of the demised premises under and by virtue of the provisions of the laws of the State of Ohio, or by such other proceedings, including reentry and possession, as may be applicable.

      4. Any damage or loss of rent sustained by Landlord may be recovered by Landlord, at Landlord's option, at the time of the reletting, or in separate actions, from time to time, as said damage shall have been made more easily ascertainable by successive relettings, or at Landlord's option in a single proceeding deferred until the expiration of the term of this Lease (in which event Tenant hereby agrees that the cause of action shall not be deemed to have accrued until the date of expiration of said term) or in a single proceeding prior to either the time of reletting or the expiration of the term of this Lease.

      5. In the event of a breach by Tenant of any of the covenants or provisions hereof, Landlord shall have the right of injunction and the right to invoke any remedy allowed at law or in equity as if reentry, summary proceedings, and other remedies were not provided for herein. Mention in this Lease of any particular remedy shall not preclude Landlord from any other remedy, in law or in equity. Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event of Tenant being evicted or dispossessed for any cause, or in the event of Landlord obtaining possession of the demised premises by reason of the violation by Tenant of any of the covenants and conditions of this Lease or other use.

      (c) Additional Remedies and Waivers: The rights and remedies of Landlord set forth herein shall be in addition to any other right and remedy now or hereinafter provided by law and all such rights and remedies shall be cumulative. No action or inaction by Landlord shall constitute a waiver of a Default and no waiver of Default shall be effective unless it is in writing, signed by the Landlord.

      (d) Default by Landlord. Any failure by Landlord to observe or perform any provision, covenant or condition of this Lease to be observed or performed by Landlord, if such failure continues for thirty (30) days after written notice thereof from Tenant to Landlord, shall constitute a default by Landlord under this Lease, provided, however, that if the nature of such default is such that the same cannot reasonably be cured within a thirty (30) day period, Landlord shall not be deemed to be in default if it shall commence such cure within such thirty (30) day period and thereafter rectify and cure such default with due diligence.

      (e) Tenant's Remedies. In the event of default by the Landlord, Tenant shall have the option to cure said default. Landlord shall reimburse Tenant for the reasonable costs incurred by Tenant in curing such default within thirty (30) days after invoice thereof by Tenant, together with reasonable evidence supporting such invoiced amount. Tenant shall also have any and all rights available under the laws of the state in which the demised premises are situated; provided, however, that any right of offset available to Tenant shall be subject to the provisions of Section 36(b) below.

SECTION 35. WAIVER OF SUBROGATION

      Landlord and Tenant, and all parties claiming under each of them, mutually release and discharge each other from all claims and liabilities arising from or caused by any casualty or hazard covered or required hereunder to be covered in whole or in part by insurance coverage required to be maintained by the terms of this Lease on the demised premises or in connection with the Shopping Center or activities conducted with the demised premises, and waive any right of subrogation which might otherwise exist in or accrue to any person on account thereof. All policies of insurance required to be maintained by the parties hereunder shall contain waiver of subrogation provisions so long as the same are available.

SECTION 36. LIABILITY OF LANDLORD; EXCULPATION

      (a) Except with respect to any damages resulting from the gross negligence of Landlord, its agents, or employees, Landlord shall not be liable to Tenant, its agents, employees, or customers for any damages, losses, compensation, accidents, or claims whatsoever. The foregoing notwithstanding, it is expressly understood and agreed that nothing in this Lease contained shall be construed as creating any liability whatsoever against Landlord or any member, officer, director, shareholder or partner (including successors and assigns) of Landlord personally, and in particular without limiting the generality of the foregoing, there shall be no personal liability to pay any indebtedness accruing hereunder or to perform any covenant, either express or implied, herein contained, or to keep, preserve or sequester any property of Landlord or any member, officer, director, shareholder or partner (including successors and assigns) of Landlord, and that all personal liability of Landlord or any member, officer, director, shareholder or partner (including successors and assigns) of Landlord or to the extent permitted by law, of every sort, if any, is hereby expressly waived by Tenant, and by every person now or hereafter claiming any right or security hereunder; and that so far as the parties hereto are concerned, the owner of any indebtedness or liability accruing hereunder shall look solely to the demised premises and the Shopping Center for the payment thereof.

      (b) If the Tenant obtains a money judgment against Landlord, any of its officers, directors, shareholders, partners, members or their successors or assigns under any provisions of or with respect to this Lease or on account of any matter, condition or circumstance arising out of the relationship of the parties under this Lease, Tenant's occupancy of the building or Landlord's ownership of the Shopping Center, Tenant shall be entitled to have execution upon any such final, unappealable judgment only upon Landlord's fee simple or leasehold estate in the Shopping Center (whichever is applicable) and not out of any other assets of Landlord, or any of its officers, directors, shareholders, members or partners, or their successor or assigns; and Landlord shall be entitled to have any such judgment so qualified as to constitute a lien only on said fee simple or leasehold estate. Notwithstanding the above, Tenant shall have the right to offset any final, unappealable judgement against twenty five percent (25%) of all minimum rent and all percentage rental (but no other additional rent components) if not paid to Tenant by Landlord within thirty (30) days thereafter.

      (c) It is expressly agreed that nothing in this Lease shall be construed as creating any personal liability of any kind against the assets of any of the officers, directors, members, partners or shareholders of Tenant, or their successors and assigns (excluding fraud and/or negligence of any such individual beyond the scope of such individual's employment by Tenant).

SECTION 37. RIGHTS CUMULATIVE

      Unless expressly provided to the contrary in this Lease, each and every one of the rights, remedies and benefits provided by this Lease shall be cumulative and shall not be exclusive of any other of such rights, remedies and benefits or of any other rights, remedies and benefits allowed by law.

SECTION 38. MITIGATION OF DAMAGES

      Notwithstanding any of the terms and provisions herein contained to the contrary, Landlord and Tenant shall each have the duty and obligation to mitigate, in every reasonable manner, any and all damages that may or shall be caused or suffered by virtue of defaults under or violation of any of the terms and provisions of this Lease agreement committed by the other.

SECTION 39. SIGNS

      No signs, whether building, free-standing, pylon or other signs, shall be placed within the Shopping Center except as such sign shall comply with sign criteria established by Landlord and with the prior written consent of Landlord (not to be unreasonably withheld) after sign drawings have been submitted to Landlord by Tenant. Tenant may, however, install its prototype signage on the exterior of the demised premises in accordance with local code. Landlord represents that Tenant shall have exterior building and representation on any existing and all future pylon signage. The location of existing pylon signage is identified on Exhibit "A".

SECTION 40. ENTIRE AGREEMENT

      This Lease shall constitute the entire agreement of the parties hereto; all prior agreements between the parties, whether written or oral, are merged herein and shall be of no force and effect. This Lease cannot be changed, modified, or discharged orally but only by an agreement in writing signed by the party against whom enforcement of the change, modification or discharge is sought.

SECTION 41. LANDLORD'S LIEN - DELETED BY INTENTION

SECTION 42. BINDING UPON SUCCESSORS

      The covenants, conditions, and agreements made and entered into by the parties hereto shall be binding upon and inure to the benefit of their respective heirs, representatives, successor and assigns.

SECTION 43. HAZARDOUS SUBSTANCES

      During the term of this Lease, Tenant shall not suffer, allow, permit or cause the generation, accumulation, storage, possession, release or threat of release of any hazardous substance or toxic material, as those terms are used in the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended, and any regulations promulgated thereunder, or any other present or future federal, state or local laws, ordinances, rules, and regulations. Tenant shall indemnify and hold Landlord harmless from any and all liabilities, penalties, demands, actions, costs and expenses (including without limitation reasonable attorney fees), remediation and response costs incurred or suffered by Landlord directly or indirectly arising directly from Tenant's tenancy. Such indemnification shall survive expiration or earlier termination of this Lease. At the expiration or sooner termination hereof, Tenant shall return the demised premises to Landlord in substantially the same condition as existed on the date of commencement hereof free of any hazardous substances in, on or from the demised premises. Except as set forth in the Environmental Site Assessment prepared by Tencon, Inc., dated February 4, 2000, together with the Phase II Investigation and Phase III Remediation prepared by Tencon, Inc., dated May 24, 2000, Landlord hereby represents and warrants that: (i) it has not used, generated, discharged, released or stored any hazardous substances on, in or under the Shopping Center and has received no notice and has no knowledge of the presence in, on or under the Shopping Center of any such hazardous substances;
(ii) to Landlord's knowledge there have never been any underground storage tanks at the Shopping Center, whether owned by the Landlord or its predecessors in interest; (iii) to Landlord's knowledge there have never been accumulated tires, spent batteries, mining spoil, debris or other solid waste (except for rubbish and containers for normal scheduled disposal in compliance with all applicable laws) in, on or under the Shopping Center; (iv) to Landlord's knowledge it has not spilled, discharged or leaked petroleum products other than de minimis quantities in connection with the operation of motor vehicles on the Shopping Center; (v) to Landlord's knowledge there has been no graining, filling or modification of wetlands (as defined by federal, state or local law, regulation or ordinance) at the Shopping Center; and (vi) to Landlord's knowledge there is no asbestos or asbestos-containing material in the demised premises. The representations and warranties set forth in this subparagraph shall apply to any contiguous or adjacent property owed by the Landlord. Landlord hereby indemnifies Tenant for any and all loss, cost, damage or expense to Tenant resulting from any misrepresentation or breach of the foregoing representations and warranties.

      If any such hazardous substances are discovered at the Shopping Center (unless introduced by the Tenant, its agents or employees) or if any asbestos or asbestos containing material is discovered in the demised premises, and removal, encapsulation or other remediation is required by applicable laws, the Landlord immediately and with all due diligence and at no expense to the Tenant shall take all measures necessary to comply with all applicable laws and to remove such hazardous substances or asbestos from the Shopping Center and/or encapsulate or remediate such hazardous substances or asbestos, which removal and/or encapsulation or remediation shall be in compliance with all environmental laws and regulations, and the Landlord shall repair and restore the Shopping Center at its expense. From the date such encapsulation, remediation and restoration is complete, the rent due hereunder shall be reduced by the same percentage as the percentage of the demised premises which, in the Tenant's reasonable judgement, cannot be safely, economically or practically used for the operation of the Tenant's business. Anything herein to the contrary notwithstanding, if in the Tenant's reasonable judgement, such removal, encapsulation, remediation and restoration cannot be completed within one hundred eighty (180) days or the same is not actually completed by Landlord within such one hundred eighty (180) day period following the date such hazardous substances or asbestos are discovered and such condition materially adversely affects Tenant's ability to conduct normal business operations in the premises, then the Tenant may terminate this Lease by written notice to the Landlord within thirty (30) days after such 180 day period, which notice shall be effective on Landlord's receipt thereof. Landlord shall comply with OSHA 29 CFR 1910.1001 (j) to notify tenants, including Tenant, of asbestos related activities in the demised premises and the Shopping Center including, but not limited to, selection of the certified/licensed asbestos abatement contractor, scope of the abatement work, and final clearance testing procedures and results.

SECTION 44. TRANSFER OF INTEREST

      If Landlord should sell or otherwise transfer its interest in the demised premises, upon an undertaking by the purchaser or transferee to be responsible for all the covenants and undertakings of Landlord accruing subsequent to the date of such sale or transfer, Tenant agrees that Landlord shall thereafter have no liability to Tenant under this Lease or any modifications or amendments thereof, or extensions thereof, except for such liabilities which might have accrued prior to the date of such sale or transfer of its interest by Landlord.

SECTION 45. ACCESS TO PREMISES

      Landlord and its representatives shall have free access to the demised premises at all reasonable times for the purpose of: (i) examining the same or to make any alterations or repairs to the demised premises that Landlord may deem necessary for its safety or preservation; (ii) exhibiting the demised premises for sale or mortgage financing; (iii) during the last three (3) months of the term of this Lease, for the purpose of exhibiting the demised premises and putting up the usual notice "to rent" which notice shall not be removed, obliterated or hidden by Tenant, provided, however, that any such action by Landlord shall cause as little inconvenience as reasonably practicable and such action shall not be deemed an eviction or disturbance of Tenant nor shall Tenant be allowed any abatement of rent, or damages for an injury or inconvenience occasioned thereby.

SECTION 46. HEADINGS

      The headings are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope or intent of this Lease.

SECTION 47. NON-WAIVER

      No payment by Tenant or receipt by Landlord or its agents of a lesser amount than the rent in this Lease stipulated shall be deemed to be other than on account of the stipulated rent nor shall an endorsement or statement on any check or any letter accompanying any check or payment of rent be deemed an accord and satisfaction and Landlord or its agents may accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or pursue any other remedy in this Lease provided.

SECTION 48. SHORT FORM LEASE

      This Lease shall not be recorded, but a short form lease, which describes the property herein demised, gives the term of this Lease and refers to this Lease, shall be executed by the parties hereto, upon demand of either party and such short form lease may be recorded by Landlord or Tenant at any time either deems it appropriate to do so. The cost and recording of such short form lease shall belong to the requesting party.

SECTION 49. ESTOPPEL CERTIFICATE

      At any time and from time to time upon not less than ten (10) business day's prior notice by Landlord or Tenant, the other party shall deliver a statement in writing addressed to the requesting party certifying (i) that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications), (ii) whether the term has commenced and rent shall have become payable hereunder, and if so, the dates to which they have been paid,
(iii) whether or not, to such party's knowledge, the requesting party is in default in performance of any of the terms of this Lease, and if so, specifying such default of which it may have knowledge, (iv) whether Tenant has accepted possession of the demised premises, (v) whether either party has made any claim against the other under this Lease, and if so, the nature thereof, (vi) whether there exist any offset or defenses against enforcement of any of the terms of this Lease upon the part of Tenant to be performed, and if so, specifying the same; and (vii) such other matters as either party may reasonably request of the other.

SECTION 50. TENANT'S REIMBURSEMENT

      (a) Landlord shall pay Tenant Three Hundred Thousand and 00/100 ($300,000.00) Dollars (the "Tenant Reimbursement"), as payment for all costs incurred on behalf of Tenant for the purchase, erection, and installation of Tenant Improvements on or within the demised premises. "Tenant Improvements" shall consist of the work described in the attached Exhibit "E". The Tenant Reimbursement shall be paid by Landlord to Tenant within ten (10) days of the later of (i) Tenant opening for business in the demised premises and (ii) Tenant providing to Landlord a lien waiver from Tenant's general contractor. In the event Landlord does not timely pay the Tenant Reimbursement to Tenant, (a) Landlord shall pay to Tenant interest on such unpaid amounts at an annual rate of interest equal to four percent (4%) over the prime rate in effect from time to time as established by National City Bank, Columbus, Ohio and (b) Tenant shall have the right to deduct any and all such amounts owed Tenant against payments of Rent thereafter due Landlord until such time as Tenant has been credited the full amount of the Tenant Reimbursement plus applicable interest. Ownership of the Tenant Improvements shall be deemed vested in Landlord.

SECTION 51. TENANT'S TERMINATION RIGHT:

      In the event that Tenant's gross receipts from the demised premises, as calculated by Tenant in accordance with generally accepted accounting principles consistently applied, shall be less than Seven Million Eight Hundred Fifty Two Thousand Six Hundred and 00/100 Dollars ($7,852,600.00) in either of the eighth
(8th) or ninth (9th) lease years of the initial term hereof, Tenant shall have the right, at Tenant's sole election, provided that Tenant is not then in default of the terms of this Lease beyond any applicable notice and cure periods, on or before the date (the "Last Termination Notice Date") which is sixty (60) days after the end of the ninth (9th) lease year, to send to Landlord a notice terminating this Lease as of the last day of the tenth (10th) lease year (the "Tenant's Termination Date"), provided that on or before such Tenant's Termination Date, Tenant shall deliver to Landlord a certified or bank check equal to the "Lease Termination Amount". The "Lease Termination Amount" shall be equal to the unamortized balance of the Tenant's Improvement Allowance and the broker's fees paid by Landlord, which amounts shall be amortized on a straight-lined basis over fifteen (15) years. In the event that Tenant shall so terminate this Lease in accordance with the provisions of this Section 51, then the term of this Lease shall terminate and expire on Tenant's Termination Date with the same force and effect as though said date was the scheduled expiration date of the term under this Lease. Notwithstanding the giving of such termination notice and Tenant's exercise of its termination right under this
Section 51, Tenant shall perform and observe all of Tenant's obligations under this Lease through and including the Tenant's Termination Date. In the event Tenant exercises the termination right provided for in this Section 51, Landlord shall have the right, upon seven (7) days prior written notice, at Tenant's corporate headquarters, to examine Tenant's books and records relating to gross receipts at the demised premises, provided such right shall expire ninety (90) days after Tenant notifies Landlord of Tenant's exercise of Tenant's election to terminate the Lease pursuant to the provisions of this Section 51.

SECTION 52. NO BROKER;

      Landlord and Tenant each represent to the other that they have not entered into any agreement or incurred any obligation in connection with this transaction which might result in the obligation to pay a brokerage fee to any broker. Each party shall indemnify and hold the other party harmless from and against any other claim or demand by any other broker or other person for bringing about this Lease who claims to have dealt with such indemnifying party, including all expenses incurred in defending any such claim or demand (including reasonable attorney's fees).

      IN WITNESS WHEREOF, the parties hereto have executed this Lease the day and year first above written.

SIGNED AND ACKNOWLEDGED
IN THE PRESENCE OF:

                        LANDLORD:

                        JUBILEE-SPRINGDALE, LLC,
                        an Ohio limited liability company

                        By: JUBILEE LIMITED PARTNERSHIP,
                            an Ohio limited partnership,
                            its Member

                            By: Schottenstein Professional Asset
                                Management Corporation and its general partner

                                By: /s/ Jay Schottenstein
                                    ------------------------------------
                                    Jay Schottenstein
                                Its: President and Chairman of the Board

                                TENANT:

                                SHONAC CORPORATION,
                                an Ohio corporation

                                By: /s/ John C. Rossler
                                    ------------------------------------
                                    John C. Rossler
                                Its: President

STATE OF OHIO         :
                      :SS.
COUNTY OF FRANKLIN    :

      The foregoing instrument was acknowledged before me this 1st day of April, 2001, by Jay Schottenstein, President and Chairman of the Board of Schottenstein Professional Asset Management Corporation, General Partner of Jubilee Limited Partnership, an Ohio limited partnership, Managing Member of Jubilee - Springdale, LLC, an Ohio limited liability company, for and on behalf of said Ohio limited liability company.

[NOTARIAL SEAL]   CANDACE K. PILKINGTON           /s/ Candace K. Pilkington
                  Notary Public                   ---------------------------
                  In and for the State of Ohio    Notary Public
                  My Commission Expires
                  October 5, 2004

STATE OF OHIO      :
                   :SS.
COUNTY OF FRANKLIN :

      The foregoing instrument was acknowledged before me this 9th day of April, 2001, by John C. Rossler, President and COO of Shonac Corporation, an Ohio corporation, for and on behalf of said corporation.

                                              /s/ Christy L. Cuschleg
                                              -------------------------
                                              Notary Public

                                                   Christy L. Cuschleg
                                                   My commission expires 8/2/04

                                   EXHIBIT A

SPRINGDALE PLAZA

                              [PRELIMINARY SITE PLAN]

                                  EXHIBIT A-1

Parcel I:

Situate in Section 6, Town 3, Entire Range 1, in the City of Springdale, Hamilton County, Ohio, and being more particularly described as follows:

Commencing at a point in the north line of Section 6, at the northeast corner of land as shown on Registered Land Title Certificate No. 33159 of the Registered Land Records of Hamilton County, Ohio; thence North 86 deg. 01' 30" West, with the north line of said Section and the centerline of East Kemper Road, 1526.97 feet to a point; thence South 00 deg. 48' 00" West, 30.05 feet to a point; thence South 07 deg. 58' 16" East, 10.22 feet to a point in the south right of way line of said East Kemper Road; thence with said right of way line, North 86 deg. 01' 30" West, 56.22 feet to the real place of beginning for this description; thence from said real place of [ILLEGIBLE] beginning, continuing with the south right of way line of said East Kemper Road, North 86 deg. 01' 30" West, 461.35 feet to a point; thence South 0 deg. 45' 00" West, 1317.39 feet to a point in the north right of way line of proposed Tri-County Parkway Extension; thence with the said right of way line, South 88 deg. 32' 00" East, 425.78 feet to a point; thence continuing on said right of way line, on a curve deflecting to the left, with a radius of 220.00 feet, 381.81 feet to a point; (chord of said curve bears North 41 deg. 44' 52" East, 335.67 feet); thence continuing with the west right of way line of said proposed Tri-County Parkway Extension, North 07 deg. 58' 16" West, 1033.72 feet to a point; thence North 86 deg. 01' 30" West, parallel with the north line of Section 6 and the centerline of East Kemper Road, 25.55 feet to a point; thence North 07 deg. 58' 16" West, 20.44 feet to the place of beginning.

Parcel II:

Situate in Section 6, Town 3, Entire Range 1, City of Springdale, Hamilton County, Ohio, and being more particularly described as follows:

Commencing at a point in the north line of Section 6, at the northeast corner of the land shown on Registered Land Title Certificate No. 33159 of the Registered Land Records of Hamilton County, Ohio, thence North 86 deg. 01' 30" West, with the north line of said Section, and the centerline of Kemper Road, a distance of 1526.97 feet to a point; thence South 00 deg. 48' 00" West, a distance of 30.05 feet to a point; thence South 07 deg. 58' 16" East a distance of 10.22 feet to a point on the south line of Kemper Road and the principal point of beginning for this description; thence South 07 deg. 58' 16" East, 1173.91 feet to the real place of beginning for this description; thence from said real place of beginning, continuing South 07 deg. 58' 16" East, 199.31 feet to a point; thence North 88 deg. 32' 00" West, 299.97 feet to a point; thence on a curve deflecting to the left, with a radius of 280.00 feet, 335.14 feet to the place of beginning (chord of said curve bears North 55 deg. 07' 50" East, 331.81 feet).

Being the same premises conveyed to Springdale Plaza Associates Limited Partnership, an Ohio limited partnership by virtue of Registered Land Certificate of Title No. 139729 dated July 19, 1988 of the Hamilton County, Ohio Recorder's Records, a copy of which is attached hereto.

Parcel III:

Together with the easement rights described in subparagraphs (b) and (d) of that certain instrument filed at Deed Book 3855, Page 215 except as to the southerly
60.01 feet of the described easement which is currently improved with Tri-County Parkway.

Parcel No. 599-20-42

Also known as: 425 East Kemper Street, Cincinnati, Ohio

                                  EXHIBIT A-2

                      [DESIGNER SHOE WAREHOUSE SITE PLAN]

                                   EXHIBIT B

                                LANDLORD'S WORK

RESPONSIBILITY SCHEDULE

                                                GENERAL         DSW
                                                CONTRACTOR
------------------------------------------------------------------------------------------------------------------------
                                             SUPPLY   INSTALL   SUPPLY    INSTALL
------------------------------------------------------------------------------------------------------------------------
       PERMITS                                  -        -
------------------------------------------------------------------------------------------------------------------------
03000  FLOOR LEVELING                           -        -
------------------------------------------------------------------------------------------------------------------------
03300  CONCRETE                                 -        -
------------------------------------------------------------------------------------------------------------------------
06200  ROUGH & FINISH CARPENTRY                 -        -
------------------------------------------------------------------------------------------------------------------------
06400  MILLWORK                                                    -         -     COORDINATE WITH VENDOR *3 OR *4
------------------------------------------------------------------------------------------------------------------------
       COUNTERS AND SHELVIN                                        -         -
------------------------------------------------------------------------------------------------------------------------
       FIXTURES                                                    -         -
------------------------------------------------------------------------------------------------------------------------
07530  MEMBRANE ROOFIN SYSTEM                   -        -
------------------------------------------------------------------------------------------------------------------------
07920  SEALANTS                                 -        -
------------------------------------------------------------------------------------------------------------------------
06210  DOORS, FRAMES AND TRIM                   -        -
------------------------------------------------------------------------------------------------------------------------
08330  OVERHEAD DOCK DOOR                       -        -
------------------------------------------------------------------------------------------------------------------------
08400  ELIASON IMPACT DOORS                     -        -
------------------------------------------------------------------------------------------------------------------------
08710  DOOR FINISH HARDWARE                     -        -
------------------------------------------------------------------------------------------------------------------------
09110  LIGHT GAUGE METAL FRAMIN                 -        -
------------------------------------------------------------------------------------------------------------------------
09250  GYPSUM WALL BOARD                        -        -
------------------------------------------------------------------------------------------------------------------------
09510  ACCOUSTICAL CEILING SYSTEM               -        -
------------------------------------------------------------------------------------------------------------------------
09650  RESILIENT FLOORING                                -         -
------------------------------------------------------------------------------------------------------------------------
       COVE BASE                                -        -
------------------------------------------------------------------------------------------------------------------------
       PORCELAIN TILE                                    -         -               COORDINATE WITH VENDOR *7
------------------------------------------------------------------------------------------------------------------------
09680  CARPETING                                         -         -               COORDINATE WITH VENDOR *6
------------------------------------------------------------------------------------------------------------------------
       TRANSITION STRIPS                        -        -
------------------------------------------------------------------------------------------------------------------------
09900  PAINTING                                 -        -
------------------------------------------------------------------------------------------------------------------------
10155  TOILET COMPARTMENTS                      -        -
------------------------------------------------------------------------------------------------------------------------
10440  EXTERIOR SIGNAGE                                            -         -     COORDINATE WITH VENDOR #1 OR #2
------------------------------------------------------------------------------------------------------------------------
       INTERIOR SIGNAGE                                            -         -
------------------------------------------------------------------------------------------------------------------------
       STOREFRONT AWNINGS                       -        -                         PURCHASE FROM VENDOR #3
------------------------------------------------------------------------------------------------------------------------
10500  LOCKERS                                                     -         -     PURCHASE FROM VENDOR #12
------------------------------------------------------------------------------------------------------------------------
10520  FIRE EXTINGUISHERS                       -        -
------------------------------------------------------------------------------------------------------------------------
10550  REFRIGERATOR                                                -         -
------------------------------------------------------------------------------------------------------------------------
10800  TOILET ACCESSORIES                       -        -
------------------------------------------------------------------------------------------------------------------------
11160  LOADIN DOCK EQUIPMENT                    -        -
------------------------------------------------------------------------------------------------------------------------
       OFFICE EQUIPMENT                                            -         -
------------------------------------------------------------------------------------------------------------------------
       OFFICE GLAZING                                              -         -
------------------------------------------------------------------------------------------------------------------------
15000  HVAC SYSTEM / ROOF TOP UNITS             -        -                         PURCHASE FROM VENDOR #5
------------------------------------------------------------------------------------------------------------------------
       DUCTWORK / AIR DEVICES & ACCESSORIES     -        -
------------------------------------------------------------------------------------------------------------------------
15400  PLUMBING SYSTEM                          -        -
------------------------------------------------------------------------------------------------------------------------
15500  SPRINKLER SYSTEM                         -        -
------------------------------------------------------------------------------------------------------------------------
16000  ELECTRIC SYSTEM                          -        -                         PURCHASE FROM VENDOR #4
------------------------------------------------------------------------------------------------------------------------
       LIGHTING FIXTURES                        -        -                         PURCHASE FROM VENDOR #4
------------------------------------------------------------------------------------------------------------------------
       BUILDING SECURITY SYSTEM                                    -         -     SUPPLIED BY VENDOR #II
------------------------------------------------------------------------------------------------------------------------
       TELEPHONE &  DATA CABLING & EQUIPMENT                       -         -     SUPPLIED BY VENDOR #8
------------------------------------------------------------------------------------------------------------------------
       SOUND SYSTEM                                                -         -     SUPPLIED BY VENDOR #9
------------------------------------------------------------------------------------------------------------------------

[HERSCHMAN ARCHITECTS LOGO]

HERSCHMAN                                                 [DSW SHOE LOGO]
ARCHITECTS
INCORPORATED                                              SPRINGDALE PLAZA
2  3   6   2  5                                           SPRINGDALE, OH
COMMERCE PARK
CLEVELAND, OHIO
4   4   1  2  2
PHONE 216-464-4144
FAX 216-464-6592
E-MAIL: mailbox@
herschmanarchitects.com

                                    EXHIBIT C

                                  TENANT'S WORK

DSW RESPONSIBILITY

      DSW WILL SUPPLY THE FOLLOWING ITEMS.

      A. CARPET
         (TRANSITION STRIPS AND VINYL BASE BY GC).

      B. VCT
         (TRANSITION STRIPS AND VINYL BASE BY GC).

      C. PORCELAIN TILE
         (INCLUDING THIN SET AND GROUT).

      D. MAT SYSTEM IN VESTIBULE.

      E. GLASS AND FRAMING AT OFFICE PARTITIONS.

      F. MIRRORS AND CLIPS
         (LOCATIONS AS DIRECTED BY DSW).

      G. INTERIOR SIGNAGE (6 - 6' X 8' GATERFOAM
         SIGN PANELS, ATTACHED TO GYPSUM BOARD).

      H. CASH REGISTER COUNTERS AND CASHWRAPS.

      I. HANDBAG WALL SYSTEM

      J. SLATWALL

      K. TIME CLOCK (MOUNT AT OFFICE)

      L. SAFE (BOLT TO FLOOR IN OFFICE)

      M. COAT RACK

      N. OFFICE CABINETRY

      O. STOCKROOM SHELVING.

      Also see Schedule contained in Exhibit B.

                                    EXHIBIT D

             SUBORDINATION, NONDISTURBANCE AND ATTORNMENT AGREEMENT

      THIS SUBORDINATION, NONDISTURBANCE AND ATTORNMENT AGREEMENT (the "Subordination"), dated as of_________, ____, is made and entered into by and between ________________________________, a___________________, whose address is
_____________________________________(the "TENANT")_______________________(the
"BORROWER"), and THE HUNTINGTON NATIONAL BANK, a national banking association, whose address is 41 South High Street, Columbus, Ohio 43215 (the "ADMINISTRATIVE AGENT"), for the ratable benefit of, and as administrative agent for, the Banks and the Standby L/C Banks (collectively, the "BANKS") from time to time party to that certain Revolving Credit, Construction and Term Loan Agreement dated as of January 21, 2000 (as the same may be amended, modified, supplemented, renewed, extended, restated or replaced from time to time, the "AGREEMENT") by and among the Banks, the Borrower, the other borrowers from time to time party to the Agreement (the "OTHER BORROWERS"), the Administrative Agent, and National City Bank, as a Co-Agent.

                             BACKGROUND INFORMATION

      A. The Borrower is the owner of the real property described on Exhibit A attached hereto and made a part hereof, together with the improvements now existing or hereafter constructed thereon (such real property and improvements being collectively referred to as the "PROJECT SITE").

      B. The Tenant, as tenant, has entered into a certain lease with the Borrower, as landlord, dated____________________,______(the "LEASE"), covering [A CERTAIN PORTION OF) the Project Site, as more fully described in Exhibit B attached hereto and made a part hereof (the "LEASED PREMISES").

      C. In connection with loans and standby letters of credit (collectively, the "LOAN") from the Banks to the Borrower and the Other Borrowers pursuant to the Agreement, the Borrower has executed and delivered (i) an Open-End Mortgage, Assignment of Rents and Security Agreement of dated as of _______________ (the "MORTGAGE"), which Mortgage encumbers, among other property, the Project Site and the Leased Premises and which is recorded in Official Record/Mortgage Volume No. _______________, Page _______________ with the _________ County, ___________
Recorder; and (ii) various other collateral agreements and documents, including, without limitation, certain of those documents referred to in the Agreement as the "FACILITY DOCUMENTS".

      D. A condition to the making of the Loan to the Borrower by the Bank is that the Lease be subordinate in priority to the Mortgage, and the Borrower and the Tenant have agreed that the Lease shall be subject and subordinate to the Mortgage, subject to the terms of this Subordination.

                                   PROVISIONS

      NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Administrative Agent, for the benefit of the Banks, the Borrower and the Tenant agree to the foregoing and as follows:

      SECTION 1. Subordination. Except as set forth herein, the Lease and all of the right, title, estate and interest thereunder are and shall be subject and subordinate in all respects to the lien, and security interest of the Mortgage, to all the terms, conditions and provisions thereof and all extensions, renewals, modifications and/or replacements thereof even if the same exceed the sum of $175 million. Such subordination shall be effective without the necessity of any further instrument to effectuate such subordination. If requested by the Administrative Agent, however, the Tenant shall, at no cost or expense to the Administrative Agent and the Banks, promptly execute such instruments, documents and agreements as the Administrative Agent may deem necessary and appropriate in order to effectuate the subordination provided for herein.

      SECTION 2. Nondisturbance. So long as (a) the Lease is in full force and effect, and (b) the Tenant is not in default beyond any applicable cure period (i) in the payment of rent due under the Lease, (ii) in the performance of any of the other terms, covenants and conditions of the Lease, or (iii) in the performance of any of the terms, covenants and conditions of this Subordination, the Tenant's possession of the Leased Premises and its rights and privileges under the Lease shall not be diminished or interfered with by the Administrative Agent and the Administrative Agent will not join the Tenant as a party defendant in any action or proceeding for the purpose of terminating, diminishing, or modifying the Tenant's interest in the Leased Premises because of any default(s) under the Mortgage.

      SECTION 3. Attornment.

            (a) If the Administrative Agent forecloses the lien of Mortgage or causes a conveyance in lieu of such foreclosure, the Tenant shall attorn and be bound to the Administrative Agent, on behalf of the Banks, or other purchaser or successor ("OTHER OWNER") in ownership of the Project Site and/or the Leased Premises, under all of the terms, covenants and conditions of the Lease, with the Administrative Agent on behalf of the Banks, (or Other Owner) as landlord under the Lease, such attornment to be effective and self-operative, without the execution of any other instruments, immediately upon succession by the Administrative Agent, on behalf of the Banks, (or Other Owner) to such ownership.

            (b) Any successor to the interest of the Borrower under the Lease (including the Administrative Agent, the Banks, or any Other Owner) shall be bound to the Tenant under all the terms, covenants, and conditions of the Lease for the period of such successor's ownership of the Project Site and/or the Leased Premises; provided, however, such successor shall not be (i) liable for any act or omission of the Borrower or any other prior landlord; (ii) except as set forth in the Lease, subject to any offsets or defenses that the Tenant may have against the Borrower or any other prior landlord; (iii) bound by any rent that the Tenant may have paid for more than the current month to the Borrower or any other prior landlord; or (iv) bound by any agreement between the Borrower and the Tenant to which the Administrative Agent or any other holder of the mortgage had not previously consented in writing.

      SECTION 4. Defaults Under the Lease.

            (a) So long as the Mortgage, or any modifications thereto or extensions or replacements thereof, shall remain unsatisfied of record, the Tenant agrees to give prompt written notice to the Administrative Agent of any default by the Borrower under the Lease which would entitle the Tenant to cancel the Lease or abate the rent payable thereunder, and agrees that notwithstanding any provision of Lease, the Tenant shall not declare a default under the Lease, or otherwise exercise or commence to exercise any default remedies thereunder, unless and until the Administrative Agent or any Other Owner shall have received from the Tenant written notice specifying the nature of the alleged default and thereafter, the Administrative Agent, the Banks, or any Other Owner shall have the periods of time for the curing of defaults set forth in the Lease to cure or remove such default; provided, however, in the case of a default which cannot with due diligence be cured or removed by the Administrative Agent, the Banks, or any Other Owner within such period, if the Administrative Agent, the Banks, or any Other Owner proceeds promptly after the receipt of such notice from the Tenant and thereafter to prosecute the remedying of such default with all due diligence, the period of time after the delivery of such notice within which to remedy such default shall be extended for such period as may be necessary to so remedy the same with all due diligence. The Administrative Agent, the Banks, or any Other Owner shall have and be subrogated to any and all rights of the Borrower under the Lease with respect to the remedying of any default, except that the period of time for such remedy shall be as herein set forth. The Administrative Agent, on behalf of the Banks, shall have the right, in the Administrative Agent's own name or through a nominee or designee, to perform any term, covenant, condition or agreement of, and to remedy any default by the Borrower under, the Lease, and the Tenant shall accept such performance by the Administrative Agent, or such nominee or designee, with the same force and effect as though performed by the Borrower; provided, however, the Administrative Agent and the Banks, arc not assuming any liability or obligation under the Lease.

            (b) In the event the Administrative Agent, the Banks or any Other Owner shall fail to cure or remove or commence a cure of a default under the Lease, as hereinabove provided, within said period or any extension thereof, the Tenant shall have the right to exercise any legal or equitable remedy available under the Lease.

      SECTION 5. Additional Covenants, Representations and Agreements of the Tenant.

            (a) The Tenant covenants that the Lease has not been assigned, modified, amended, supplemented or altered except as set forth on Schedule A attached hereto, and that the Lease shall not, except as permitted by the Lease or without the prior written consent of the Administrative Agent, be terminated, assigned, modified, amended, supplemented or altered hereafter.

            (b) The Tenant agrees:

                  (i) that it shall not acquire by subrogation or otherwise any lien upon the fee or any other estate, right or interest in the Project Site or the Leased Premises arising with respect to the payment of real estate taxes, assessments or other governmental charges, or by the payment of any other charge, which is or may be prior in right to the Mortgage, unless within 60 days following receipt by the Administrative Agent of written notice from the Tenant of such intention to pay such charge, the Banks shall fail or refuse to purchase or acquire by subrogation such prior lien, estate, right or interest;

                  (ii) that it shall assign or release to the Administrative Agent for the benefit of the Banks, all of the Tenant's right, title, interest and claims in and to insurance or condemnation proceeds with respect to the Project Site and the Leased Premises, or any part thereof, for use by the Administrative Agent and the Banks in accordance with the provisions of the Mortgage and the Facility Documents; provided, however, if no Event of Default (as defined in the Agreement) shall then exist, Borrower shall be have the right to use such proceeds toward the repair or replacement of the damaged or destroyed portion of the Leased Premises in accordance with the lease;

                  (iii) that at the time of any disbursement of the Loan to the Borrower and thereafter, notwithstanding anything to the contrary contained in the Lease, it shall not voluntarily subordinate the Lease, or any interest which it may have therein, to any other mortgage (except the Mortgage), deed of trust or other security interest encumbering Borrower's interest in the Project Site, without the prior written consent of the Administrative Agent, which consent may be granted or withheld in the sole and absolute discretion of the Administrative Agent. In the event the Administrative Agent shall elect to consent to any such other subordination, the Administrative Agent may condition such consent upon the execution and delivery by the party for whose benefit the Lease is subordinated of a nondisturbance agreement acceptable to the Administrative Agent;

                  (iv) that it shall not, without the prior written consent of the Administrative Agent, make a prepayment in excess of one month's rent under the Lease, and any such prepayment without such consent shall be void as against the Administrative Agent and the Banks; and

                  (v) to certify in writing to the Administrative Agent, upon request and to the best of its knowledge, whether any default on the part of the Borrower exists under the Lease and the nature of any such default.

            (c) the Tenant acknowledges that the Borrower has executed and delivered the Mortgage, which conveys the rentals under the Lease as additional security for the Loan, and the Tenant hereby expressly consents to and recognizes the Mortgage, and agrees to pay the rent to the Administrative Agent or its nominee whenever the Administrative Agent claims or requests the rent under the terms of the Mortgage.

            (d) the Tenant represents that as of this date (and the Tenant agrees that it shall, from time to time, within ten (10) days after written request from the Administrative Agent, execute, acknowledge and deliver to the Administrative Agent, for the benefit of the Banks, a written instrument, in a form reasonably acceptable to the Administrative Agent, certifying as of such date to the following):

                  (i) the Lease is valid and in full force and effect;

                  (ii) it is the tenant under the Lease for the Leased Premises. The base rent presently is $____________________per month

                  (iii) it has accepted possession of the Leased Premises pursuant to the Lease;

                  (iv) the term of the Lease commenced
      on____________________________,______ ; and the termination date of the term of the Lease, excluding renewals and extensions, is ______ , _______;

                  (v) except as set forth on Schedule B attached hereto, any improvements required by the terms of the Lease to be made by the Borrower have been completed to.the satisfaction of the Tenant in all respects, and the Borrower has fulfilled all of its duties under the Lease;

                  (vi) the Lease constitutes the entire agreement between the Borrower and the Tenant and there are no other agreements concerning the Leased Premises, and the Tenant is not entitled to receive any concession or benefit (rental or otherwise) or other similar compensation in connection with renting the Leased Premises other than as set forth in the Lease;

                  (vii) there are no defaults by the Tenant under the Lease, and to its knowledge, no event has occurred and no condition exists, which with the giving of notice, the passage of time or otherwise, will constitute a default by the Tenant under the Lease;

                  (viii) to the best of its knowledge (x) there are no defaults by the Borrower under the Lease, and (y) no event has occurred and no condition exists, which with the giving of notice, the passage of time or otherwise, will constitute a default by the Borrower under the Lease;

                  (ix) no rent or other sum payable under the Lease has been paid more than one month in advance;

                  (x) the Tenant has no defense, set-off or counterclaim against the Borrower arising out of the Lease or in any way relating thereto;

                  (xi) the amount of the security deposit held by the Borrower to secure the Tenant's performance under the Lease is $__________________; and

                  (xii) [AS APPLICABLE: THE TENANT HAS THE RIGHT TO RENEW OR EXTEND THE TERM OF THE LEASE AS FOLLOWS: [DESCRIBE RENEWAL TERMS] /// THE TENANT DOES NOT HAVE THE RIGHT TO RENEW OR EXTEND THE TERM OF THE LEASE].

      SECTION 6. Notices Under the Lease. So long as any of the indebtedness secured by the Mortgage shall remain unpaid, no notice, demand, election or other communication required or permitted to be given hereunder or under the Lease by the Tenant to the Borrower shall be binding upon or affect the Borrower, the Administrative Agent or the Banks, unless a copy of any such notice, demand, election or other communication also shall be given to the Administrative Agent within the time when required or permitted to be given to the Borrower. All such notices, demands, elections or other communications and copies thereof shall be given to the Administrative Agent by certified or registered mail, postage prepaid, addressed as follows:

                           The Huntington National Bank, as Administrative Agent
                           Attention: Bonnie Birath, Vice President
                           Commercial Real Estate Group
                           41 South High Street
                           Columbus, Ohio 43215

      SECTION 7. Miscellaneous Provisions.

            (a) This Subordination may be executed in any number of counterparts, each of which shall be regarded as an original and all of which shall constitute but one and the same instrument.

            (b) If any provision of this Subordination, or any covenant, obligation or agreement contained herein, is determined by a court to be invalid or unenforceable, such determination shall not affect any other provision, covenant, obligation or agreement, each of which shall be construed and enforced as if such invalid or unenforceable provision were not contained herein. Such invalidity or unenforceability shall not affect any valid and enforceable application thereof, and each such provision, covenant, obligation or agreement shall be deemed to be effective, operative, made, entered into or taken in the manner and to the full extent permitted by law.

            (c) The captions and headings in this Subordination shall be solely, for convenience of reference and shall in no way define, limit or describe the scope or intent of any provisions or sections of this Subordination. All exhibits and schedules to this Subordination shall be annexed hereto and shall be deemed to be part of this Subordination.

            (d) This Subordination shall be deemed to have been prepared jointly by the parties hereto and any uncertainty or ambiguity existing herein shall not be interpreted against any party but shall be interpreted according to the rules for the interpretation of arm's length agreements.

            (e) This Subordination is made pursuant to, and shall be governed by and construed in accordance with, the laws of the State of Ohio and, as applicable, the laws of the State of_______________, being the State where the Project Site is located.

            (f) No failure or delay on the part of the Administrative Agent and/or the Banks in exercising any power or right hereunder shall operate as a waiver thereof or a waiver of any other term, provision or condition hereof, nor shall any single or partial exercise of any such right or power preclude any other or further exercise thereof or the exercise of any other right or power hereunder. All rights and remedies of the Administrative Agent and the Banks hereunder are cumulative and shall not be deemed exclusive of any other rights or remedies provided by law.

            (g) This Subordination embodies the entire agreement and understanding between the parties relating to the subject matter hereof and may not be amended, waived or discharged except by an instrument in writing executed by the party against which enforcement of such amendment, waiver or discharge is sought.

            (h) This Subordination shall inure to the benefit of and shall be binding in accordance with its terms upon the Administrative Agent, the Banks, the Borrower and the Tenant and their respective successors and assigns; provided, however, neither the Borrower nor the Tenant may assign this Subordination without the prior written consent of the Administrative Agent.

            (i) Specific reference is hereby made to Section 8.4 of the Agreement, which is hereby incorporated herein and made a part hereof and which provides that no member or manager of any Borrower, nor any officer, director, owner, employee, member, manager or partner of any such member or manager, shall have any personal liability under the Facility Documents.

                   [BALANCE OF PAGE INTENTIONALLY LEFT BLANK]

      IN WITNESS WHEREOF, the Administrative Agent, the Borrower and the Tenant have executed this Subordination as of the day and year first above written.

Signed and acknowledged                 THE HUNTINGTON NATIONAL BANK,
in the presence of:                     as Administrative Agent

____________________________________    By: ____________________________________

Print name: ________________________    Title: _________________________________

____________________________________

Print name: ________________________

                                            [Borrower],
                                              a ________________________________

____________________________________        By: ________________________________


Print name: ________________________        Name: ______________________________

____________________________________        Title: _____________________________

Print name: ________________________

                                            [Tenant],
                                               a _______________________________

____________________________________        By: ________________________________

Print name: ________________________        Name: ______________________________

____________________________________        Title: _____________________________

Print name: ________________________

STATE OF OHIO:

                   : ss
COUNTY OF FRANKLIN :

      The foregoing instrument was acknowledged before me this _______ day of ______,__, by ________________, the_________________ of The Huntington National
Bank, a national banking association, as Administrative Agent, for and on behalf of said banking association.

                                            ______________________________
                                            Notary Public

STATE OF________________     :
                             : ss
COUNTY OF_______________     :

      The foregoing instrument was acknowledged before me this________ day of _________, ____, by ________________________, the________________
of_______________, a(n) ___________________, for and on behalf of said________.

                                            ____________________________________
                                            Notary Public

STATE OF_______________      :
                             : ss
COUNTY OF______________      :

      The foregoing instrument was acknowledged before me this_________ day of_______, ____, by ______________________, the __________________ of
_____________________, a(n) ___________________, for and on behalf of said
______________.

                                            ____________________________________
                                            Notary Public

This instrument prepared by:

John D. Robinett, Esq.
Schottenstein, Zox & Dunn Co., L.P.A.
41 South High Street, Suite 2600
Columbus, Ohio 43215

                                    EXHIBIT A

(to Subordination, Nondisturbance and Attornment Agreement among The Huntington National Bank, as Administrative Agent,______________, and___________________,
dated as of___________, _____).

                           Description of Project Site

                        [to be provided by the Borrower]

                                    EXHIBIT B

(to Subordination, Nondisturbance and Attornment Agreement among the Huntington National Bank, as Administrative Agent,__________________ and_________________,
dated as of_____________).

                       Description of the Leased Premises

                        [to be provided by the Borrower]

                                   SCHEDULE A

(to Subordination, Nondistrubance and Attornment Agreement among The Huntington National Bank, as Administrative Agent,__________________ and ____________, dated as of _____________, _______).

                               Amendments to Lease

                                   SCHEDULE B

(to Subordination, Nondisturbance and Attornment Agreement among The Huntington National Bank, as Administrative Agent,_________________ and ________________, dated as of _________, _____).

                          Improvements to be Completed

                                   SCHEDULE B

(to Subordination, Nondisturbance and Attornment Agreement among The Huntington National Bank, as Administrative Agent, ___________________ and______________, dated as of _____________, ______).

                          Improvements to be Completed

                                    EXHIBIT E

                           EXCLUSIVES AND RESTRICTIONS

1. LEASE AGREEMENT DATED 10/14/92 BETWEEN SPRINGDALE PLAZA ASSOCIATES, L.P. ("LANDLORD") AND MICHAELS STORES, INC. ("TENANT")

      Exclusive Use: Neither Landlord nor any entity controlled by the Landlord shall use or lease (or permit the use, leasing or subleasing of) or sell any space in or portion of the Shopping Center during the Lease Term to
      (i) any "craft store" or "frame store" or store selling artificial flowers, artificial floral arrangements, wedding or party goods, except as items which are incidental to its primary use or (ii) any store similar to Tenant in operation or merchandising. If Tenant fails to operate its business or carry any of the items, which Tenant is granted exclusive use in this Section for a period in excess of twelve (12) months, Tenant will no longer have an exclusive use to the items described in this Section.

2. LEASE AGREEMENT DATED 12/27/73 BETWEEN R&R SPRINGDALE ASSOCIATES PREDECESSOR IN INTEREST TO SPRINGDALE PLAZA ASSOCIATES LIMITED PARTNERSHIP ("LANDLORD") AND HUNTER SAVINGS ASSOCIATION PREDECESSOR IN INTEREST TO THE PROVIDENT BANK ("TENANT")

      Exclusive Use: Landlord agrees during the term of this Lease not to lease or convey any premises within the Center for occupancy as a commercial bank, industrial bank, trust company, savings bank, savings and loan association, or other similar savings and loan institutions. The aforegoing restriction shall not apply to the area currently occupied by Burlington Coats.

3. LEASE AGREEMENT DATED 12/16/93 BETWEEN SPRINGDALE PLAZA ASSOCIATES ("LANDLORD") AND COOMERS, INC. ("TENANT)

      Exclusive Use: Landlord shall not lease any other space in the Shopping Center to any occupant whose primary business would be the sale of handmade arts and crafts and incidental related sales and services.

4. LEASE AGREEMENT DATED 9/12/96 BETWEEN SPRINGDALE PLAZA ASSOCIATES ("LANDLORD") AND JENNY CRAIG WEIGHT LOSS CENTRES, INC. ("TENANT")

      Exclusive Use: Landlord shall not lease space in the shopping center to any other weight loss center.

5. LEASE AGREEMENT DATED 7/13/00 BETWEEN JUBILEE-SPRINGDALE, LLC ("LANDLORD") AND BED, BATH & BEYOND, INC. ("TENANT")

      Exclusive Use: Landlord will not lease, rent or occupy or permit any other premises in the Shopping Center or in any Related Land (subject to the terms of leases existing on the date of acquisition of such Related Land) to be occupied, whether by a tenant, sublessee, assignee, licensee or other occupant or itself, for the sale, rental or distribution, either singly or in any combination, of items contained in any of the following respective categories of items: (a) linens and domestics; (b) bathroom items; (c) housewares, excluding major appliances such as "white goods";
      (d) frames and wall art; (e) window treatments; and/or (f) closet, shelving and storage items (which items, either singly or in any combination, are hereinafter referred to as the "Exclusive Items"). Notwithstanding the foregoing, (i) the foregoing exclusive shall not apply to a full-line department store with a Floor Area of at least seventy thousand (70,000) square feet, and (ii) any tenant or subtenant in the Shopping Center shall have the right to utilize up to an aggregate of five (5%) percent of the Floor Area of their respective premises (including an allocable portion of the aisle space adjacent to such selling space) for the sale, rental or distribution of the Exclusive Items.

6. LEASE AGREEMENT DATED _____________ BETWEEN JUBILEE-SPRINGDALE, LLC ("LANDLORD") AND BREADS OF THE WORLD, L.L.C. ("TENANT")

      Exclusive Use (subject to final negotiation): Lessor shall not, during the term of the Lease, use or permit any lessee or sublessee to use any space in the Center for: (i) primarily as a bakery; (ii) primarily as a coffee bar/cafe serving baked rolls; and/or (iii) any establishment which generates more than twenty percent (20%) of its gross revenues during any three (3) month period from the sale of coffee/tea/cappuccino type beverages and baked goods, provided that the foregoing restriction shall expressly not apply to (a) any tenant of the Center leasing in excess of 20,000 square feet and (b) the tenants listed on the attached Exhibit E to the extent such tenant may use their premises under their leases in violation of this Section 24.

7. LEASE AGREEMENT DATED _____________ BETWEEN JUBILEE-SPRINGDALE, LLC ("LANDLORD") AND CIRCUIT CITY STORES, INC. ("TENANT")

      Exclusive Use (subject to final negotiation): So long as the Premises are used for the initial uses set forth in paragraph 18(a), no other tenant or occupant of the Shopping Center shall be entitled to sell or rent (or rent to own) any of the Products, subject only to rights granted any such tenants under leases in existence as of the date of this Lease and described on Exhibit "F". Notwithstanding anything contained herein to the contrary, the Incidental Sale (as hereinafter defined) of the Products in connection with the overall business of another occupant or tenant shall not be deemed a violation of the preceding sentence. As used herein, "Incidental Sale" shall mean no more than two hundred fifty (250) square feet of such occupant's or tenant's display area. In addition, any party that has entered into an agreement with Tenant and such agreement applies to this Shopping Center and is in effect at such time when the tenancy at the Shopping Center is created may, at Landlord's option, become a future tenant of the Shopping Center without violating this paragraph 19(a)(v). Further the exclusive granted Tenant herein shall not apply to, bind, or restrict the operation of a national video rental store as they are currently operated, such as "Blockbuster", or "Video Warehouse", or "Hollywood Video", or a national book store as they are currently operated, such as "Barnes and Noble" or "Borders", or a national home improvement store as they are currently operated, such as "Home Depot" or "Lowes", or a national office supply store as they are currently operated, such as "Office Depot" or "Office Max".

      "Products" is defined to mean: consumer, office and automotive electronics products (which include, but shall not be limited to, televisions, stereos, speakers and video recorders and players), computers and related hardware and software, entertainment software and entertainment media (which include, but shall not be limited to, records, game cartridges, video tapes, cassettes and compact discs), cellular and wireless telephones and telecommunication devices, and related goods and the sale and installation of motor vehicle audio, stereo and telephone systems and technological evolutions of the foregoing.

      Prohibited Activities. Subject to the rights of tenants under valid leases in existence on the date of this Lease (the "Existing Leases"), Landlord shall not operate or lease (or permit to be operated or leased) any building or tenant space in the Shopping Center for use as:

            (A) a bar, pub, nightclub, music hall or disco in which less than fifty percent (50%) of its space or revenue is devoted to and derived from food service;

            (B) a bowling alley;

            (C) a billiard or bingo parlor;

            (D) a flea market;

            (E) a massage parlor;

            (F) a funeral home;

            (G) a facility for the sale of paraphernalia for use with illicit drugs;

            (H) a facility for the sale or display of pornographic material (as determined by community standards for the area in which the Shopping Center is located);

            (I) an off-track betting parlor;

            (J) a carnival, amusement park or circus;

            (K) a gas station, car wash or auto repair or body shop (the parties specifically acknowledging that Tenant's car stereo installation facility is not included in this prohibition (K));

            (L) a facility for the sale of new or used motor vehicles, trailers or mobile homes;

            (M) a facility for any use which is illegal or dangerous, constitutes a nuisance or is similarly inconsistent with an integrated, community-oriented retail and commercial shopping center;

            (N) a skating rink,

            (O) an arcade, pinball or computer gameroom (provided that retail facilities in the Shopping Center may operate no more than four (4) such electronic games incidentally to their primary operations);

            (P) service-oriented offices (such as, by way of example, medical or employment offices, travel agencies, real estate agencies or dry cleaning establishments) or other nonretail uses except for offices and storage facilities incidental to a primary retail operation;

            (Q) a banquet hall, auditorium or other place of public assembly;

            (R) a training or educational facility (including, without limitation, a beauty school, barber college, reading room, school or other facility catering primarily to students or trainees rather than customers);

            (S) a theater of any kind;

            (T) a facility for the sale or rental of used goods (including thrift shops, secondhand or consignment stores except for DSW Shoe Warehouse, Filene's Basement or other similar discount or off-price operations owned by the Schottenstein Family) or any facility selling new or used merchandise as wholesale operation, a liquidation operation, odd lots, lot sales, factory closeouts or imperfect goods; or

            (U) a gymnasium, sport or health club or spa

                                   EXHIBIT F

Circuit City Stores, Inc.
Bed, Bath & Beyond, Inc.
Michael's Stores, Inc.